UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM S-1


REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933


DAS Global Capital Corp
(Exact name of registrant as specified in its charter)

Nevada
6531
45-2037328
(State or other
jurisdiction of
(Primary
Standard
Industrial
(I.R.S. Employer
incorporation or
organization)
Classification
Code Number)
Identification
Number)

1785 E Sahara Ave, Ste 490
Las Vegas Nevada 89104
(281) 914-8635
(Address, including zip code, and telephone number, including area code, of registrant?s principal executive offices)


Darrell A Calloway
1785 E Sahara Ave, Ste 490
Las Vegas, Nevada 89104
(281) 914-8635
(Name, address, including zip code, and telephone number, including area code, of agent for service)












Approximate date of commencement of proposed sale to the public:
As soon as practicable after their Registration
Statement is declared effective.



If any of the securities being registered in ther Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ?

If ther Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ?

If ther Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ?

If ther Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ?

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filed, a non-accelerated filer, or a smaller reporting company. See the definitions of ?large accelerated filer,? ?accelerated filer? and ?smaller reporting company? in Rule 12b-2 of the Exchange Act.

Large accelerated filer ?      Accelerated filer ?
Non-accelerated filer ? (Do not check if a smaller reporting company) Smaller reporting company ?


CALCULATION OF REGISTRATION FEE


Title of
Each Class
of
Securities
to be
Registered



Amount to
be
Registered

Proposed
Maximum
Offering
Price Per
Unit(1)

Proposed
Maximum
Aggregate
Offering
Price(1)



Amount of
Registration
Fee
Common
Stock, par
value
$0.0001
per share
2,000,000
$0.03
$60,000
$6.97


(1)Estimated for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933 and the price at which the selling security holders will be offering their shares.



The registrant hereby amends ther registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that ther registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such dates as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.









PROSPECTUS

DAS Global Capital Corp.
2,000,000Shares of Common Stock

The date of this Prospectus is October 12, 2011.

DAS Global Capital Corp. (?DAS Global Capital Corp?,
?we?, ?us?, ?our?) is registering 2,000,000 shares of common stock held by 35 selling security holders.

The selling security holders will sell at an initial price of $0.03 per share until our common stock is quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. However, there can be no assurance that our common stock will become quoted on the OTC Bulletin
Board. We will not receive any proceeds from the sale of shares of our common stock by the selling security holders, who will receive aggregate net proceeds of $60,000 if all of the shares being registered are sold. With the exception of any brokerage fees and commissions and blue sky expenses, which are the responsibility of the selling security holders, we will incur all costs associated with this Prospectus, which includes our legal and accounting fees, printing costs and filing and other miscellaneous fees.

Our common stock is presently not traded on any national securities exchange or the NASDAQ Stock
Market. We do not intend to apply for listing on any national securities exchange or the NASDAQ Stock
Market. The purchasers in this offering may be receiving an illiquid security.

An investment in our securities is speculative. See the section entitled ?Risk Factors? beginning on page
4 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement that includes this Registration Statement is declared effective by the Securities and Exchange
Commission. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall the selling security holders sell any of these securities in any state where such an offer or solicitation would be unlawful before registration or qualification under such state?s securities laws.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The selling shareholders are offering to sell, and seeking offers to buy, their common shares, only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.







TABLE OF CONTENTS

Page No.

PROSPECTUS SUMMARY
1
DAS Global Capital Corp.
1
The Offering
2
Financial Summary Information
3
RISK FACTORS
4
Risks Relating to DAS Global Capital Corp
4
Risks Relating to the Internet Industry
11
Risks Relating to Our Securities
11
USE OF PROCEEDS
15
DETERMINATION OF OFFERING PRICE
15
DILUTION
16
SELLING SECURITY HOLDERS
16
PLAN OF DISTRIBUTION
19
Regulation M
21
Penny Stock Rules
22
Blue Sky Restrictions on Resale
23
DESCRIPTION OF SECURITIES TO BE REGISTERED
23
Common Stock
23
Voting Rights
23
Dividend Policy
24
Preferred Stock
24
Transfer Agent
24
INTERESTS OF NAMED EXPERTS AND COUNSEL
24
Experts
24
DESCRIPTION OF BUSINESS
25
Forward-Looking Statements
25
Overview
25
Products and Services
27
Target Markets and Marketing Strategy
28
Growth Strategy
29
Competition
29
Intellectual Property
30
Research and Development
30
Government Regulation
30
Employees
32
Reports to Security Holders
32
DESCRIPTION OF PROPERTY
32
LEGAL PROCEEDINGS
33
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER
MATTERS
33
Market Information
33
Rule 144
33
Holders
34
Dividends
35
Equity Compensation Plans
35
MANAGEMENT?S DISCUSSION AND ANAYLSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATION
35
Forward Looking Statements
35



i



Plan of Operation
35
Liquidity and Capital Resources
36
Results of Operations
37
Subsequent Events
38
Going Concern
38
Off-Balance Heet Arrangements
39
Inflation
39
Critical Accounting Policies
39
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE
40
DIRECTORS AND EXECUTIVE OFFICERS
40
Directors and Officers
40
Other Directorships
41
Board of Directors and Director Nominees
41
Conflicts of Interest
42
Significant Employees
42
Legal Proceedings
42
Audit Committee
44
Family Relationships
44
Code of Ethics
44
EXECUTIVE COMPENSATION
44
Summary Compensation Table
44
Option Grants
45
Management Agreements
45
Compensation of Directors
45
Pension, Retirement or Similar Benefit Plans
45
Compensation Committee
45
Indemnification
45
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
46
Change in Control
46
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
46
DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
47
EXPERTS
48
LEGAL MATTERS
48
FINANCIAL STATEMENTS
F-1



ii



PROSPECTUS SUMMARY

This Prospectus, and any supplement to this Prospectus include ?forward-looking statements?. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as ?intends?, ?anticipates?, ?believes?, ?estimates?, ?projects?,
?forecasts?, ?expects?, ?plans? and ?proposes?.
Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.
These include, among others, the cautionary statements in the ?Risk Factors? section beginning on page 4 of this Prospectus and the ?Management?s Discussion and Analysis of Financial Position and Results of
Operations? section elsewhere in this Prospectus.

DAS Global Capital Corp

We were incorporated on April 28, 2011 under the laws of the State of Nevada. We do not have any subsidiaries. Our principal executive offices are located at 1785 E Sahara Ave, Ste 490, Las Vegas,
Nevada 89104.  Our telephone number is (281) 914-8636.
Our website will be up shortly
www.dasglobalcapital.com. Our fiscal year end is December 31.

We are a start-up, development Stage Company. We have only recently begun operations, have no sales or revenues, and therefore rely upon the sale of our securities to fund our operations. We have a going concern uncertainty as of the date of our most recent financial statements.

Our website will provide prospective homebuyers with comprehensive and easy-to-use information on foreclosed residential properties. Prospective homebuyers can search our web-based database free of charge, but are required to register in order to save favorite listings and searches. Prospective homebuyers will receive free email updates when new properties become available that match their previous search criteria. We intend to use our website and our web-based database to promote our realtor services to prospective homebuyers interested in foreclosed residential properties.

We intend to generate revenue by selling our realtor services to prospective homebuyers interested in foreclosed residential properties. Our website will advertise our realtor services. Also, each registered user of our website will receive follow-up e-mails offering him the ability to schedule an appointment with one of our realtors to view properties he has seen on our website and to alert him to new properties that match her previous search criteria. In some instances, realtors employed or retained by us will provide realtor services. In other instances, we will refer these services to outside realtors. We will collect a fixed percentage of the commissions the realtors receive on transactions.

Initially, our focus will be on homebuyers interested in purchasing foreclosed residential properties in Harris, Montgomery, Fort Bend and Galveston Counties in the State of Texas. Depending upon market conditions and market acceptance of our realtor services, we may expand into other counties in the State of Texas.

Our principle business activities will be: promoting, marketing, and selling realtor services to prospective homebuyers interested in foreclosed residential properties over the Internet; and developing, maintaining, and updating a comprehensive and easy to use web-based database of information on foreclosed residential properties that can be accessed by prospective homebuyers free of charge and can be used by us to promote our realtor services.

The information contained on our website is not part of this Prospectus.



1



We are not a blank check company. Rule 419 of Regulation C under the Securities Act of 1933 defines a ?blank check company? as a (i) development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and
(ii) is issuing a penny stock. Accordingly, we do not believe that our company may be classified as a ?blank check company? because we intend to engage in a specific business plan and do not intend to engage in any merger or acquisition with an unidentified company or other entity.

To the extent we cannot meet our cash requirements for the next 12 months by generating revenue, we intend to meet such cash requirements through sale of our equity securities by way of private placements. We currently do not have any arrangements in place to complete any such private placements (nor have we identified any potential investors) and there is no assurance that we will be successful in completing any such private placements on terms acceptable to us. If we are unable to raise sufficient capital to carry out our business plan, we may be forced to cease operations and you may lose your entire investment.


The Offering

The 2,000,000 shares of our common stock being registered by this Prospectus represent approximately
28.6% of our issued and outstanding common stock as of September 30, 2011. Both before and after the offering, Darrell A Calloway, our sole officer and director, will control DAS Global Capital. As of September 30, 2011, Mr. Calloway owns 5,000,000 shares, representing approximately 71.4% of our issued and outstanding common stock. None of these shares are being registered by this Prospectus. After the offering, Mr. Calloway will continue to own approximately 71.4% of our issued and outstanding common stock.

The following is a brief summary of the offering:

Securities Offered:
2,000,000 shares of common stock,
par value $0.0001 per share,
offered by 35 selling security
holders.


Initial Offering
Price:
The $0.03 per share initial
offering price of our common
stock was determined by our Board
of Directors based on several
factors, including our capital
structure and the most recent
selling price of 10,000 shares of
our common stock in private
placements for $0.03 per share on
May  9, 2011.  The selling
security holders will sell at an
initial price of $0.03 per share
until our common stock is quoted
on the OTC Bulletin Board and
thereafter at prevailing market
prices or privately negotiated
prices.  However, there can be no
assurance that our common stock
will ever become quoted on the
OTC Bulletin Board.


Minimum Number of
Securities to be
Sold in ther
Offering:
None.



2



Securities Issued
and to be Issued:
As of September 30, 2011, we had
7,000,000 issued and outstanding
shares of our common stock, and
no issued and outstanding
convertible securities.

All of the common stock to be
sold under this Prospectus will
be sold by existing security
holders.  There is no establihed
market for the common stock being
registered. We intend to engage a
market maker to apply to have our
common stock quoted on the OTC
Bulletin Board.  This process
usually takes at least 60 days
and the application must be made
on our behalf by a market
maker.  We have not yet engaged a
market maker to file our
application.  If our common stock
becomes quoted and a market for
the stock develops, the actual
price of the shares will be
determined by prevailing market
prices at the time of the
sale.  The trading of securities
on the OTC Bulletin Board is
often sporadic and investors may
have difficulty buying and
selling or obtaining market
quotations, which may have a
depressive effect on the market
price of our common stock.


Proceeds:
We will not receive any proceeds
from the sale of our common stock
by the selling security holders.

Financial Summary Information

All references to currency in this Prospectus are to U.S. Dollars, unless otherwise noted.

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the ?Management?s
Discussion and Analysis of Financial Position and
Results of Operations? section and the accompanying financial statements and related notes included elsewhere in ther Prospectus.

Balance Heet Data



As of
September
30, 2011
(Audited)


As of June
30, 2011
(Unaudited)

Balance Heet






Working Capital

$
22,675


$
12,574

Total Current Assets

$
30,700



24,318

Total Current Liabilities

$
(8,025
)

$
(11,744
)

Income Heet Data



Period
from April
28, 2011
(date of
inception)
to
September
30, 2011
(Audited)


Three
Months
Ended June
30, 2011
(Unaudited)


Period from
September
30, 2011
(date of
inception)
to June 30,
2011
(Unaudited)

Income
Statement









Revenues

$
0


$
0


$
0

Expenses

$
8,425


$
39,501


$
47,926

Net Loss

$
(8,425
)

$
(39,501
)

$
(47,926
)
Net Loss per
share

$
(0.00
)

$
(0.01
)

$
(0.01
)



3



RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and all other information contained in this Prospectus, before you decide whether to purchase our common stock. The occurrence of any of the following risks could harm our business. You may lose part or all of your investment due to any of these risks or uncertainties.

This Prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this Prospectus.

Risks Relating to DAS Global Capital Corp.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we will continue operations for the next 12 months. If we cease operations, you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We have a limited operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

We were incorporated on April 28, 2011 and have only recently begun our business operations. While prospective clients can now search our web-based database free of charge, we have not realized any revenues from our realtor services. We have very limited operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception through September 30, 2011 is $47,926. Since April 28, 2011, we have incurred
$11,200 in expenses, of which $5,000 is for legal fees, $5,700 is for audit fees, and $500 is for general office expenses. The $5,000 in legal fees relates to the offering of securities described in this prospectus. The $500 in general office expenses consists of bank charges, office maintenance, communication expenses (cellular, internet, fax and telephone), courier, postage and office supplies. Our ability to achieve and maintain profitability and positive cash flow is dependent upon successfully acquiring clients who buy properties. We will charge all of our realtors (including our sole officer and director) a fixed percentage of the commission collected by the realtor, which is how we will generate revenue.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.



4



We will need a significant amount of capital to carry out our proposed business plan, and unless we are able to raise sufficient funds, we may be forced to discontinue our operations.

In order to carry out our proposed business plan, we will require a significant amount of capital. We estimate that we will need approximately $70,000 to finance our planned operations for the next 12 months, which we must obtain through the sale of equity securities or from outside sources. As of September
30, 2011 we had $24,318 in cash in our bank accounts.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including investor acceptance of our business plan and general market conditions, the latter of which are currently poor due to the worldwide economic recession. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our current corporate structure. There is no guarantee that we will be able to obtain any funding or that we will have sufficient resources to conduct our operations as projected, any of which could mean that we will be forced to discontinue our operations.

Our focus on foreclosed residential properties in Harris, Fort Bend, Galveston and Montgomery Counties in Texas may be too narrow for us to be able to generate enough revenue to operate profitably.

We will generate revenue by selling our realtor
services to prospective homebuyers.  We will collect a
fixed percentage of the commissions our realtors
receive on transactions.  Initially, our focus will be
on homebuyers interested in purchasing foreclosed
residential properties in Harris, Fort Bend, Galveston
and Montgomery Counties in the State of
Texas.  Depending upon market conditions and market
acceptance of our realtor services, we may expand into
other counties in the State of Texas.  Our focus on
only homebuyers interested in foreclosed residential
properties in our target geographic area may be too
narrow for us to be able generate enough revenue to
operate profitably.  If our focus is too narrow, we
may not be able to successfully expand our business
into other areas (for example, non-foreclosed
properties or other geographic areas).   If we are not
able to operate profitably, investors may lose some or all of their investment in our company.

Adverse developments in general business, economic and political conditions could have a material adverse effect on our financial condition and our results of operations.

Our business and operations are sensitive to general business and economic conditions in the U.S. and worldwide. These conditions include short-term and long-term interest rates, inflation, fluctuations in debt and equity capital markets and the general condition of the U.S. and world economy.

A host of factors beyond our control could cause fluctuations in these conditions, including the political environment and acts or threats of war or terrorism. Adverse developments in these general business and economic conditions, including through recession, downturn or otherwise, could have a material adverse effect on our financial condition and our results of operations.

Our business is affected by the monetary policies of the federal government and its agencies. We are particularly affected by the policies of the Federal
Reserve Board, which regulates the supply of money and credit in the U.S. The Federal Reserve Board?s policies affect the real estate market through their effect on interest rates. We are affected by any rising interest rate environment. As mortgage rates rise, the number of home sale transactions may decrease as potential home sellers choose to stay with their lower cost mortgage rather than sell their home and pay a higher cost mortgage and potential home buyers choose to rent rather than pay higher mortgage rates. As a consequence, the growth in home prices may slow as the demand for homes decreases and homes become less affordable. Changes in the Federal
Reserve Board?s policies, the interest rate environment and mortgage market are beyond our control, are difficult to predict and could have a material adverse effect on our business, results of operations and financial condition.



5



We are negatively impacted by a downturn in the residential real estate market.

The residential real estate market tends to be cyclical and typically is affected by changes in general economic conditions that are beyond our control. The U.S. residential real estate market is currently in a significant downturn due to various factors including downward pressure on housing prices, credit constraints inhibiting new buyers and an exceptionally large inventory of unsold homes at the same time that sales volumes are decreasing. We cannot predict whether the downturn will worsen or when the market and related economic forces will return the U.S. residential real estate industry to a growth period.

Our businesses are highly regulated and any failure to comply with such regulations or any changes in such regulations could adversely affect our business.

Our businesses are highly regulated. Our realtor business must comply with the requirements governing the licensing and conduct of real estate brokerage and brokerage-related businesses in the jurisdictions in which we do business. These laws and regulations contain general standards for and prohibitions on the conduct of real estate brokers and sales associates, including those relating to licensing of brokers and sales associates, fiduciary and agency duties, administration of trust funds, collection of commissions, advertising and consumer disclosures. Under state law, our real estate brokers have the duty to supervise and are responsible for the conduct of their brokerage business.

We may be subject to litigation claims alleging breaches of fiduciary duties by our licensed brokers and violations of unlawful state laws relating to business practices or consumer disclosures. We cannot predict with certainty the cost of defense or the ultimate outcome of these or other litigation matters filed by or against us, including remedies or awards, and adverse results in any such litigation may harm our business and financial condition.

Our real estate brokerage business must comply with the Real Estate Settlement Procedures Act
(?RESPA?). RESPA and comparable state statutes, among other things, restrict payments which real estate brokers, agents and other settlement service providers may receive for the referral of business to other settlement service providers in connection with the closing of real estate transactions. Such laws may to some extent restrict preferred vendor arrangements involving our brokerage business. RESPA and similar state laws require timely disclosure of certain relationships or financial interests that a broker has with providers of real estate settlement services.

There is a risk that we could be adversely affected by current laws, regulations or interpretations or that more restrictive laws, regulations or interpretations will be adopted in the future that could make compliance more difficult or expensive. There is also a risk that a change in current laws could adversely affect our business.

In addition, regulatory authorities have relatively broad discretion to grant, renew and revoke licenses and approvals and to implement regulations.
Accordingly, such regulatory authorities could prevent or temporarily suspend us from carrying on some or all of our activities or otherwise penalize us if our practices were found not to comply with the then current regulatory or licensing requirements or any interpretation of such requirements by the regulatory authority. Our failure to comply with any of these requirements or interpretations could have a material adverse effect on our operations.

We are also, to a lesser extent, subject to various other rules and regulations such as:



6



???
the Gramm-Leach-Bliley Act which governs the disclosure and safeguarding of consumer financial information;

???
various state and federal privacy laws;

???
the USA PATRIOT Act;

???
restrictions on transactions with persons on the Specially Designated Nationals and Blocked
Persons list promulgated by the Office of Foreign Assets Control of the Department of the Treasury;

???
federal and state ?Do Not Call? and ?Do Not Fax?
laws;

???
?controlled business? statutes, which impose limitations on affiliations between providers of title and settlement services, on the one hand, and real estate brokers, mortgage lenders and other real estate providers, on the other hand;
and

???
the Fair Housing Act.

Our failure to comply with any of the foregoing laws and regulations may subject us to fines, penalties, injunctions and/or potential criminal violations. Any changes to these laws or regulations or any new laws or regulations may make it more difficult for us to operate our business and may have a material adverse effect on our operations.

The competition in our industry is intense, our principal competitors have significantly greater resources than we do and this competition will have a material adverse effect on our results of operation.

Our largest national competitors in the realtor services industry include franchisees of Century 21, Prudential, GMAC Real Estate, and RE/MAX. All of these companies may have greater financial resources than we do, including greater marketing and technology budgets. We also compete with smaller regional and local realtor companies and independent realtors. Realtors compete for business primarily on the basis of services offered, reputation, personal contacts, and realtor commission. In some instances, our realtor services will be provided by a realtor employed or retained by the Company. In other instances, we will refer these services to outside realtors for a fixed fee of the realtor commissions. We may have to reduce the fees we charge our realtors to be competitive with those charged by competitors, which may accelerate if market conditions deteriorate. If competition results in lower average realtor commission rates or lower sales volume by our realtors, our revenues will be affected adversely.

Our operating results are dependent on our ability to maintain and continually update a functional, user-friendly, and comprehensive web-based database of information on foreclosed residential properties.

We will generate revenue by selling our realtor services to prospective homebuyers interested in foreclosed residential properties. Our website will advertise our realtor services. Also, each registered user of our website will receive follow-up e-mails offering him the ability to schedule an appointment with one of our realtors to view properties he has seen on our website and to alert him to new properties that match her previous search criteria.



7



The distinction we hope to make between our company and other realtors who also work with prospective homebuyers interested in foreclosed residential properties is our ability to offer such prospective homebuyers a functional, user-friendly, and comprehensive web-based database of information that they can use in finding and researching properties. If we are unable to maintain and continually update a functional, user-friendly, and comprehensive web-based database of information on foreclosed residential properties in our target geographic area, we may be unable to secure prospective homebuyers as clients. Our failure to generate revenue will cause you to lose your entire investment.

The loss of our relationships with compilers of information on foreclosed residential properties could adversely affect our business by increasing the time and expense required to independently gather such information.

Foreclosure Solutions maintains a database of information of foreclosed residential properties that has been provided to us by various data providers, which database is used as a means of promoting our realtor services. These data providers have compiled the information included in their databases from multiple sources, including governmental databases. We have formal agreements in with these data providers. Our ability to maintain our relationships with existing data providers and to build new relationships with additional data providers is critical to the success of our business. If we were not able to obtain data directly from other data providers, we would have to obtain the information directly from multiple original data sources, which would significantly increase the time and expense required to convert the information into the format we use for our database. We obtain data from most data providers at nominal costs. If any of them began to charge us significant fees for providing data, our costs of data acquisition could increase significantly. The loss of any relationships with data providers, or any significant increase in data acquisition costs, could materially and adversely affect our business, operating results or financial condition.

Intellectual property claims against us can be costly and could impair our business.

The sources of the information that will be included in our database are data providers who have compiled the information from multiple sources, including governmental databases. While we do not believe our use of information compiled by other data providers infringes upon the intellectual property rights of such data providers or any other third parties, we have not investigated the possibility that our use of the information infringes on such intellectual property rights. We do not intend to take such steps until after we have a positive cash flow.

Other parties may assert infringement or unfair competition claims against us. We cannot predict whether third parties will assert claims of infringement against us, or whether any future assertions or prosecutions will harm our business. If we are forced to defend against any such claims, whether they are with or without merit or are determined in our favor, then we may face costly litigation, diversion of technical and management personnel, or product deployment delays. As a result of such a dispute, we may have to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, or at all. If there is a successful claim of product infringement against us and we are unable to develop non-infringing technology or license the infringed or similar technology on a timely basis, it could impair our business.

If we do not attract clients to our website on cost-effective terms, we will not make a profit, which ultimately will result in a cessation of operations.



8



We will generate revenue by selling our realtor services to prospective homebuyers. We will collect a fixed percentage of the commissions our realtors receive on transactions. Our success depends on our ability to attract residential homebuyers to our website on cost-effective terms. Our website will advertise our realtor services. Also, each registered user of our website will receive follow-up e-mails offering him the ability to schedule an appointment with one of our realtors to view properties he has seen on our website. Our strategy to attract potential clients to our website, which has been formalized and implemented, includes viral marketing, the practice of generating ?buzz? among Internet users in our products and services through the developing and maintaining weblogs or ?blogs?, online journals that are updated frequently and available to the public, postings on online communities such as Yahoo!?
Groups and amateur websites such as YouTube.com, and other methods of getting Internet users to refer others to our website by e-mail or word of mouth;
search engine optimization and marketing our website via search engines by purchasing sponsored placement in search results; utilizing direct e-mail marketing firms who specialize in our target market via subscriber based lists with detailed criteria obtained by third party research groups; and entering into affiliate marketing relationships with website providers to increase our access to Internet consumers. We expect to rely on search engine optimization, search engine marketing, direct e-mail and affiliate marketing as the primary sources of traffic to our website, with viral marketing as a secondary source. Our marketing strategy may not be enough to attract sufficient traffic to our website. If we are unsuccessful at attracting a sufficient amount of traffic to our website, our ability to get clients and our financial condition will be harmed.

To date we do not have any clients. We cannot guarantee that we will ever have any clients. Even if we obtain clients, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

We will be dependent on third parties to maintain our website and network infrastructure and to provide some of the realtor services we will offer. If such parties are unwilling or unable to continue providing these services, our business could be severely harmed.

We will rely on third parties to maintain our website and network infrastructure, and in some instances, to provide realtor services to our customers. Our web-based database must be functional, user friendly, and continually updated. We have entered into an agreement with Perry Hunter, an experienced web designer to develop and maintain our website and network infrastructure. Mr. Hunter will also be providing SEO services to us on an ongoing monthly basis. Our sole officer and director is a licensed realtor and will provide realtor services for properties located within a reasonable distance of our offices. For properties not located within a reasonable distance of our offices, we will locate another realtor for the homebuyer. We have a blanket referral agreement which will be utilized with each realtor, prior to introducing our client to the realtor. We will charge all realtors (including our sole officer and director) a fixed percentage of the commission collected by the realtor on the transaction, estimated at ther time to be 25% of the commission collected by the realtor. Our success will depend on our ability to build and maintain relationships with such third party service providers on commercially reasonable terms. If we are unable to build and maintain such relationships on commercially reasonable terms, we will have to suspend or cease operations. Even if we are able to build and maintain such relationships, if these parties are unable to deliver products and services on a timely basis, our clients could become dissatisfied and decline to use our services. If our clients become dissatisfied with the services provided by these third parties, our reputation and the DAS Global Capital brand could suffer.

Our operating results will depend on our website and network infrastructure. Capacity restraints or systems failures would harm our business, results of operations and financial condition.



9



We have developed our website and network infrastructure. Our website contains data on foreclosed residential properties in our target geographic area and is updated on a daily basis. Our website advertises our realtor services. We also have the ability to generate and send automated follow-up e-mails to each registered user of our website offering him the ability to schedule an appointment with one of our realtors to view properties he has seen on our website and to alert him to new properties that match her previous search criteria. Our network infrastructure may be unable to accommodate increases in traffic to our website. We may be unable to project accurately the rate or timing of traffic increases or successfully upgrade our systems and infrastructure to accommodate future traffic levels on our website.

If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit the marketing of our website. The website is how we will promote our realtor services, which in turn is how we will generate revenue. Because we will be limiting our marketing activities, we may not be able to attract enough clients to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Because our sole officer and director does not have prior experience in online marketing, we may have to hire individuals or suspend or cease operations.

Because our sole officer and director does not have prior experience in online marketing, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations.

Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Exchange
Act of 1934, we may have to hire individuals which could result in an expense we are unable to pay.

Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission.

We are completely dependent on our sole officer and director to guide our initial operations, initiate our plan of operations, and provide financial support. If we lose her services we will have to cease operations.

Our success will depend entirely on the ability and resources of Mr. Calloway, our sole officer and director. If we lose the services or financial support of Mr. Calloway, we will cease operations.
Presently, Mr. Calloway is committed to providing her time and financial resources to us. However, Mr.
Calloway could decide to engage in other activities and reduce the amount of time he devotes to our operations.



10



Risks Relating to the Internet Industry

Our success is tied to the continued use of the Internet and the adequacy of the Internet infrastructure.

Our future revenues and profits, if any, substantially depend upon the continued widespread use of the Internet as an effective medium of business and communication.

Factors which could reduce the widespread use of the Internet include:

???
actual or perceived lack of security of
information or privacy protection;

???
possible disruptions, computer viruses or other damage to the Internet servers or to users?
computers; and

???
excessive governmental regulation.

Customers may be unwilling to use the Internet to purchase goods and services.

Our future depends heavily upon the general public?s willingness to use the Internet as a means to purchase goods and services. The demand for and acceptance of products sold over the Internet are highly uncertain, and most e-commerce businesses have a short track record. If consumers are unwilling to use the Internet to conduct business, our business may not develop profitably.

Existing or future government regulation could harm our business.

We are subject to the same federal, state and local laws as other companies conducting business on the Internet. Today there are relatively few laws specifically directed towards conducting business on the Internet. However, due to the increasing popularity and use of the Internet, many laws and regulations relating to the Internet are being debated at the state and federal levels. These laws and regulations could cover issues such as user privacy, freedom of expression, pricing, fraud, quality of products and services, taxation, advertising, intellectual property rights and information security. Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy could also harm our business. Current and future laws and regulations could harm our business, results of operation and financial condition.

Laws or regulations relating to privacy and data protection may adversely affect the growth of our Internet business or our marketing efforts.

We are subject to increasing regulation at the federal, state, and international levels relating to privacy and the use of personal user information. These data protection regulations and enforcement efforts may restrict our ability to collect demographic and personal information from users, which could be costly or harm our marketing efforts.

Risks Relating to Our Securities

Because there is no public trading market for our common stock, you may not be able to resell your shares.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do wish to resell your shares, you will have to locate a buyer and negotiate your own sale. As a result, you may be unable to sell your shares, or you may be forced to sell them at a loss.



11



We intend to engage a market maker to apply to have our common stock quoted on the OTC Bulletin Board.
This process takes at least 60 days and the application must be made on our behalf by a market maker. If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale. We do not currently meet the existing requirements to be quoted on the OTC Bulletin
Board and there is no assurance that we will ever be able to meet those requirements.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all.
Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

The continued sale of our equity securities will dilute the ownership percentage of our existing stockholders and may decrease the market price for our common stock.

Given our lack of revenues and the doubtful prospect that we will earn significant revenues in the next several years, we will require additional financing of $70,000 for the next 12 months (beginning July 2011), which will require us to issue additional equity securities. We expect to continue our efforts to acquire financing to fund our planned development and expansion activities, which will result in dilution to our existing stockholders. In short, our continued need to sell equity will result in reduced percentage ownership interests for all of our investors, which may decrease the market price for our common stock.

We do not intend to pay dividends and there will thus be fewer ways in which you are able to make a gain on your investment.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock.
There will therefore be fewer ways in which you are able to make a gain on your investment.

We have raised substantial amounts of capital in a recent financing, and if we inadvertently failed to comply with applicable securities laws, ensuing rescission rights or lawsuits would severely damage our financial position.

The securities offered in our December 2010, January
2011 and February 2011 private placements were not registered under the Securities Act or any state ?blue sky? law in reliance upon exemptions from such registration requirements. Such exemptions are highly technical in nature, and if we inadvertently failed to comply with the requirements or any of such exemptive provisions, the investor would have the right to rescind their purchase of our securities or sue for damages. If the investor was to successfully seek such rescission or prevail in any such suit, we would face severe financial demands that could materially and adversely affect our financial position. Financings that may be available to us under current market conditions frequently involve sales at prices below the prices at which our common stock would be quoted on the OTC or exchange on which our common stock may in the future be listed, as well as the issuance of warrants or convertible securities at a discount to market price.



12



Because our sole officer and director will still owns more than 50% of the total outstanding common stock after the offering, he will retain control of the company and be able to decide who will be directors and you may not be able to elect any directors which could decrease the price and marketability of the shares.

Darrell A Calloway, our sole officer and director, owns 5,000,000 shares of our common stock, which is approximately 71.4% of our issued and outstanding common stock. After the offering, he will still own approximately 71.4% of our issued and outstanding common stock.

Because Mr. Calloway will continue to own more than 50% of the total outstanding common stock, he will be able to substantially influence all matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions. He may have an interest in pursuing acquisitions, divestitures and other transactions that involve risks. For example, he could cause us to sell revenue-generating assets or to make acquisitions or enter into strategic transactions that increase our indebtedness. He may also from time to time acquire and hold interests in businesses that compete either directly or indirectly with us. If Mr. Calloway fails to act in our best interests or fails to manage us adequately, you may have difficulty removing her as a director, which could prevent us from becoming profitable.

We are responsible for the indemnification of our officers and directors, which could result in substantial expenditures.

Our bylaws provide for the indemnification of our directors, officers, employees, and agents, and, under certain circumstances, against attorneys? fees and other expenses incurred by them in litigation to which they become a party arising from their association with or activities on behalf of Foreclosure
Solutions. This indemnification policy could result in substantial expenditures, which we may be unable to recoup.

Our certificate of formation authorizes our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.
In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

Because the Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange
Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker or dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.



13



Financial Industry Regulatory Authority (?FINRA?)
sales practice requirements may limit a stockholder?s ability to buy and sell our stock which could depress our share price.

FINRA rules require broker-dealer to have reasonable grounds for believing that the investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer?s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder?s ability to resell shares of our common stock and thereby depressing our share price.

Our security holders may face significant restrictions on the resale of our securities due to state ?blue sky? laws.

Each state has its own securities laws, often called
?blue sky? laws, which (i) limit sales of securities to a state?s residents unless the securities are registered in that state or qualify for an exemption from registration and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any states. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls will be time-consuming, difficult, and costly.

Under Section 404 of the Sarbanes-Oxley Act and current SEC regulations, we will be required to furnish a report by our management on our internal control over financial reporting beginning with our Annual Report on Form 10-K for our fiscal year ending
December 31, 2011. We will soon begin the process of documenting and testing our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management?s time and attention from revenue-generating activities to compliance activities. While we expect to expend significant resources to complete this important project, we may not be able to achieve our objective on a timely basis. It will be time-consuming, difficult and costly for us to develop and implement the internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional personnel to do so, and if we are unable to comply with the requirements of the legislation we may not be able to assess our internal controls over financial reporting to be effective in compliance with the Sarbanes-Oxley Act.



14



USE OF PROCEEDS

We will not receive any proceeds from the resale of the securities offered through this Prospectus by the selling security holders. The selling security holders will receive all proceeds from this offering and if all of the shares being offered by this Prospectus are sold at $0.03 per share, those proceeds would be approximately $60,000.

We received proceeds of $60,000 from the sale of the stock being offered in this Prospectus when it was sold by us to the selling security holders. These funds are currently being used to pay for the filing of this Registration Statement and for the implementation of our business plan.


DETERMINATION OF OFFERING PRICE

The selling security holders will offer their shares at an initial offering price of $0.03 per share until our common stock is quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. However, there can be no assurance that our common stock will become quoted on the OTC Bulletin Board. The initial offering price was determined by our Board of Directors, who considered several factors in arriving at the $0.03 per share figure, including the following:

???
our most recent private placements of 10,000
shares of our common stock at a price of $0.03 per share on May 9, 2011;

???
our lack of operating history;

???
our capital structure; and

???
the background of our management.

As a result, the $0.03 per share initial price of our common stock does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time. The price is not based on past earnings, nor is it indicative of the current market value of our assets. No valuation or appraisal has been prepared for our business. You cannot be sure that a public market for any of our securities will develop.

If our common stock becomes quoted on the OTC Bulletin
Board and a market for the stock develops, the actual price of the shares sold by the selling security holders named in this Prospectus will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling security holders. The number of shares that may actually be sold by a selling security holder will be determined by each selling security holder. The selling security holders are neither obligated to sell all or any portion of the shares offered under this Prospectus, nor are they obligated to sell such shares immediately hereunder. If our common stock becomes quoted on the OTC Bulletin Board and a market for our common stock develops, security holders may sell their shares at a price different than the $0.03 per share offering price depending on privately negotiated factors such as the security holder?s own cash requirements or objective criteria of value such as the market value of our assets.



15



DILUTION

On April 28, 2011, we issued 5,000,000 shares of restricted common stock to Darrell A Calloway, our sole officer and director, in consideration of the services valued at $500, which services included researching names for our company, founding and organizing our company, and securing the rights to the domain name for our website. In May 2011, June 2011 and July 2011, we issued 2,000,000 shares of our common stock in private placements to the 35 selling security holders at a price of $0.03 per share in exchange for aggregate cash proceeds of $60,000.

Prior to the private placements described above, the net tangible book value of our shares of common stock was a deficit of $(7,925) or approximately $(0.002) per share based on 5,000,000 shares outstanding. Upon the completion of the private placements described above, the net tangible book value of the shares held by Mr. Calloway and the selling security holders was a surplus of $12,574 or approximately $0.002 per share based on 7,000,000 shares outstanding, meaning that the net tangible book value of the shares held by Mr.
Calloway increased by $20,499 without any additional investment on her part, and the selling security holders experienced an immediate dilution of $0.004 per share to $0.002 per share.

All of the 2,000,000 shares of our common stock to be sold by the selling security holders are currently issued and outstanding, and will therefore not cause any further dilution to any of our existing stockholders.


SELLING SECURITY HOLDERS

The 35 selling security holders are offering for sale
2,000,000 shares of our issued and outstanding common stock, which they obtained as part of the following stock issuances:

???
on May 29, 2011, we issued 1,020,000 shares of our common stock to six selling security holders at $0.03 per share for aggregate cash proceeds of $30,600;

???
on June 4, 2011, we issued 554,000 shares of our common stock to three selling security holders at $0.03 per share for aggregate cash proceeds of $16,620;

???
on June 6, 2011, we issued 134,000 shares of our common stock to one selling security holder at $0.03 per share for cash proceeds of $4,020;

???
on June 11, 2011, we issued 10,000 shares of our common stock to one selling security holder at $0.03 per share for cash proceeds of $300;

???
on June 14, 2011, we issued 97,000 shares of our common stock to four selling security holders at $0.03 per share for aggregate cash proceeds of $2,910;

???
on June 20, 2011, we issued 10,000 shares of our common stock to one selling security holder at $0.03 per share for cash proceeds of $300;

???
on June 26, 2011, we issued 10,000 shares of our common stock to one selling security holder at $0.03 per share for cash proceeds of $300;

???
on July 3, 2011, we issued 155,000 shares of our common stock to 16 selling security holders at $0.03 per share for aggregate cash proceeds of $4,650; and



16



???
on July 9, 2011, we issued 10,000 shares of our common stock to two selling security holders at $0.03 per share for aggregate cash proceeds of $300.

1,835,000 of these shares (the shares issued on December 28, 2010, January 4, 2011, January 6, 2011,
January 11, 2011, January 14, 2011, January 20, 2011,
and January 26, 2011) were issued pursuant to an exemption from registration requirements of the Securities Act provided by Section 506 of Regulation D of the Securities Act, such exemption being available based on the company not using general solicitation or advertising to market the shares and information obtained from the investors to the private placement, including that the investors were ?accredited investors,? as that term is defined in Regulation D under the Securities Act.

The remaining 165,000 of these shares (the shares issued on February 3, 2011 and February 9, 2011) were issued in reliance upon an exemption from registration pursuant to Regulation S under the Securities
Act. Our reliance upon Rule 903 of Regulation S was based on the fact that the sales of the securities were completed in an ?offshore transaction?, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each investor was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

The selling security holders have the option to sell their shares at an initial offering price of $0.03 per share until a market for our common stock develops on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. However, there can be no assurance that our common stock will become quoted on the OTC Bulletin Board.

The following table provides information as of July 26, 2011 regarding the beneficial ownership of our common stock held by each of the selling security holders, including:

???
the number of shares owned by each prior to this offering;

???
the number of shares being offered by each;

???
the number of shares that will be owned by each upon completion of the offering, assuming that all the shares being offered are sold;

???
the percentage of shares owned by each; and

???
the identity of the beneficial holder of any entity that owns the shares being offered.







Name of
Selling
Security
Holder



Shares
Owned
Prior to
this
Offering
(1)





Percent
(%) (2)


Maximum
Number
of
Shares
Being
Offered



Beneficial
Ownership
after
Offering
Percentage
Owned upon
Completion
of the
Offering
(%) (2)
Rachel L
Nichols
340,000
4.9%
340,000
0
0.0%
Adam &
Jennie
Castenir
(3)
166,666
2.4%
166,666
0
0.0%
Cleopatra
Natt
66,667
1.0%
66,667
0
0.0%
Matthew
Riddick
66,667
1.0%
66,667
0
0.0%
Nicole D.
Whitehead
40,000
(4)
40,000
0
0.0%




17


Virginia Tyson
340,000
4.9%
340,000
0
0.0%
Ira Burdine
134,000
1.9%
134,000
0
0.0%
Aston M Calloway
340,000
4.9%
340,000
0
0.0%
Stacy Turnage
80,000
1.1%
80,000
0
0.0%
Wiley Davidson
134,000
1.9%
134,000
0
0.0%
Veronica Wilson
10,000
(4)
10,000
0
0.0%
Albert Calloway
67,000
1.0%
67,000
0
0.0%
Carrvanna Hicks
Cloud
10,000
(4)
10,000
0
0.0%
Robert Scott
Jackson
10,000
(4)
10,000
0
0.0%
Aaron K McMahon
10,000
(4)
10,000
0
0.0%
Anthony Rucker
10,000
(4)
10,000
0
0.0%
Sugenia Elias
10,000
(4)
10,000
0
0.0%
Terry L. Brown
Sr(5)
10,000
(4)
10,000
0
0.0%
John Murray III
(6)
10,000
(4)
10,000
0
0.0%
Courtney Brown
10,000
(4)
10,000
0
0.0%
Perry Hunter (7)
10,000
(4)
10,000
0
0.0%
Craig Hicks
10,000
(4)
10,000
0
0.0%
Shurronda Murray
(6)
10,000
(4)
10,000
0
0.0%
Richard Joseph
(8)
10,000
(4)
10,000
0
0.0%
Kyle Mouton (9)
10,000
(4)
10,000
0
0.0%
John Murray IV
(6)
10,000
(4)
10,000
0
0.0%
Joya Murray (6)
10,000
(4)
10,000
0
0.0%
Michelle Mouton
(9)
10,000
(4)
10,000
0
0.0%
N?Carrol Dixon
(6)
5,000
(4)
5,000
0
0.0%
Larissa Hunter
(7)
10,000
(4)
10,000
0
0.0%
Beverly Joseph
(8)
10,000
(4)
10,000
0
0.0%
Vonda Matthews
10,000
(4)
10,000
0
0.0%
Karen Brown (5)
10,000
(4)
10,000
0
0.0%
Stephen V.
Johnson (10)
5,000
(4)
5,000
0
0.0%
Kyle M. Johnson
(10)
5,000
(4)
5,000
0
0.0%
Total
2,000,000
28.6%
2,000,000
0
0.0%


(1)
The number and percentage of shares beneficially owned is determined to the best of our knowledge in accordance with the Rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting or investment power and also any shares which the selling security holder has the right to acquire within 60 days of the date of this Prospectus.

(2)
The percentages are based on 7,000,000 shares of our common stock issued and outstanding and as at July 26, 2011.

(3)
Adam Castenir and Jennie Castenir are husband and wife. Together they share voting and dispositive control over 166,666 shares of our common stock.

(4)
Less than 1%.



18



(5)
Terry L. Brown and Karen Brown are husband and wife. Together they share voting and dispositive control over 20,000 shares of our common stock.

(6)
John Murray III and Shurronda Murray are husband and wife and their daughters are N?Carrol Dixon and Joya Murray and son John Murray
IV. Together they share voting and dispositive control over 45,000 shares of our common stock.

(7)
Perry Hunter and Larissa Hunter are husband and wife. Together they share voting and dispositive control over 20,000 shares of our common stock.

(8)
Richard Joseph and Beverly Joseph are husband and wife. Together they share voting and dispositive control over 20,000 shares of our common stock.

(9)
Kyle Mouton and Michelle Mouton are husband and wife. Together they share voting and dispositive control over 20,000 shares of our common stock.

(10)
Stephen V. Johnson and Kyle M. Johnson are father and son. Together they share voting and dispositive control over 10,000 shares of our common stock.

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all the shares or rights to the shares. The numbers in this table assume that none of the selling security holders will sell shares not being offered in this Prospectus or will purchase additional shares, and assumes that all the shares being registered will be sold.

Other than as described above, none of the selling security holders or their beneficial owners has had a material relationship with us other than as a security holder at any time within the past three years, or has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

None of the selling security holders are broker-dealers or affiliates of a broker-dealer.


PLAN OF DISTRIBUTION

We are registering 2,000,000 shares of our common stock on behalf of the selling security holders. The selling security holders have the option to sell the 2,000,000 shares of our common stock at an initial offering price of $0.03 per share until a market for our common stock develops, and thereafter at prevailing market prices or privately negotiated prices.

No public market currently exists for shares of our common stock. We intend to engage a market maker to apply to have our common stock quoted on the OTC
Bulletin Board. In order for our common stock to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf to make a market for our common stock. This process takes at least 60 days and can take longer than a year. We have not yet engaged a market maker to make an application on our behalf. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock.

Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company?s operations or business prospects. The OTC Bulletin Board should not be confused with the NASDAQ market. OTC Bulletin Board companies are subject to far fewer restrictions and regulations than companies whose securities are traded on the NASDAQ market. Moreover, the OTC Bulletin
Board is not a stock exchange, and the trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like the NASDAQ Small Cap or a stock exchange. In the absence of an active trading market investors may have difficulty buying and selling or obtaining market quotations for our common stock and its market visibility may be limited, which may have a negative effect on the market price of our common stock.



19



There is no assurance that our common stock will be quoted on the OTC Bulletin Board. We do not currently meet the existing requirements to be quoted on the OTC
Bulletin Board, and we cannot assure you that we will ever meet these requirements.

The selling security holders may sell some or all of their shares of our common stock in one or more transactions, including block transactions:

???
on such public markets as the securities may be trading;

???
in privately negotiated transactions; or

???
in any combination of these methods of
distribution.

The selling security holders may offer our common stock to the public:

???
at an initial price of $0.03 per share until a market develops;

???
at the market price prevailing at the time of sale if our common stock becomes quoted on the OTC Bulletin Board and a market for the stock develops;

???
at a price related to such prevailing market price if our common stock becomes quoted on the OTC Bulletin Board and a market for the stock develops; or

???
at such other price as the selling security holders determine if our common stock becomes quoted on the OTC Bulletin Board and a market for the stock develops.

We are bearing all costs relating to the registration of our common stock, which includes our legal and accounting fees, printing costs and filing and other miscellaneous fees. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares of our common stock.

The selling security holders must comply with the requirements of the Securities Act and the Exchange
Act regarding the offer and sale of our common stock. In particular, during such times as the selling security holders may be deemed to be engaged in a distribution of any securities, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

???
furnish each broker or dealer through which our common stock may be offered such copies of ther
Prospectus, as amended from time to time, as may be required by such broker or dealer;

???
not engage in any stabilization activities in connection with our securities; and

???
not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.




20


The selling security holders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Our common stock may be sold from time to time by the selling security holders in one or more transactions at a fixed offering price, which may be changed, at varying prices determined at the time of sale or at negotiated prices if our common stock becomes quoted on the OTC Bulletin Board and a market for the stock develops. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

The selling security holders and any broker-dealers acting in connection with the sale of the common stock offered under this Prospectus may be deemed to be underwriters within the meaning of section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. Neither we nor the selling security holders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling security holders and any other security holder, broker, dealer, underwriter, or agent relating to the sale or distribution of our common stock. Because the selling security holders may be deemed to be ?underwriters?
within the meaning of section 2(11) of the Securities
Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities
Act. Each selling security holder has advised us that they have not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their shares. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

Regulation M

During such time as the selling security holders may be engaged in a distribution of any of the securities being registered by this Prospectus, the selling security holders are required to comply with Regulation M under the Exchange Act. In general,
Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

Regulation M defines a ?distribution? as an offering of securities that is distinguihed from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a ?distribution participant? as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling security holders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this Prospectus, and we have also advised the selling security holders of the requirements for delivery of this Prospectus in connection with any sales of the shares offered by this Prospectus.

With regard to short sales, the selling security holders cannot cover their short sales with securities from this offering. In addition, if a short sale is deemed to be a stabilizing activity, then the selling security holders will not be permitted to engage such an activity. All of these limitations may affect the marketability of our common stock.



21



Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:

???
contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

???
contains a description of the broker?s or dealer?s duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;

???
contains a brief, clear, narrative description of a dealer market, including ?bid? and ?ask?
prices for penny stocks and the significance of the spread between the bid and ask prices;

???
contains the toll-free telephone number for inquiries on disciplinary actions;

???
defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

???
contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:

???
the bid and ask prices for the penny stock;

???
the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;

???
the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and

???
a monthly account statement indicating the market value of each penny stock held in the customer?s account.

In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchase?s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore security holders may have difficulty selling their shares.



22



Blue Sky Restrictions on Resale

When a selling security holder wants to sell shares of our common stock under this Prospectus in the United
States, the selling security holder will also need to comply with state securities laws, also known as ?blue sky laws,? with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard &
Poor?s. The broker for a selling security holder will be able to advise the security holder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a selling security holder pursuant to this Prospectus, and who subsequently wants to resell such shares will also have to comply with blue sky laws regarding secondary sales.

We do not plan on assisting the selling security holders with compliance with blue sky laws.


DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 190,000,000 shares of common stock, $0.0001 par value, and 10,000,000 shares of preferred stock, $0.0001 par value per share. 2,000,000 shares of our common stock are being registered by this prospectus. No shares of preferred stock are being registered by this Prospectus.

Common Stock

As of September 30, 2011, we had 7,000,000 shares of our common stock issued and outstanding. We did not have any outstanding options or any other convertible securities as of September 30, 2011.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our stockholders.

Our Board of Directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Certificate of Formation, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.



23



Dividend Policy

Holders of our common stock are entitled to dividends if declared by the Board of Directors out of funds legally available for payment of dividends. From our inception to September 30, 2011, we did not declare any dividends.

We do not intend to issue any cash dividends in the future. We intend to retain earnings, if any, to finance the development and expansion of our business. However, it is possible that our management may decide to declare a cash or stock dividend in the future. Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock with a par value of $0.0001. As of September 30, 2011, there were no preferred shares issued and outstanding. Under our Bylaws, the Board of Directors has the power, without further action by the holders of the common stock, to determine the relative rights, preferences, privileges and restrictions of the preferred stock, and to issue the preferred stock in one or more series as determined by the Board of Directors. The designation of rights, preferences, privileges and restrictions could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock.

Transfer Agent

We use Securities Transfer Corporation located at 2591
Dallas Parkway, Suite 102, Frisco, Texas 75034 as our transfer agent.


INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, direct or indirect, in us. Additionally, no such expert or counsel was connected with us or any of our subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Experts

Our audited financial statements for the period from April 28, 2011 to September 30, 2011 and our unaudited financial statements as of August 31, 2011 and for the three month period ended August 31, 2011 have been included in ther Prospectus in reliance upon M&K CPAS, PLLC, an independent registered public accounting firm, as experts in accounting and auditing.



24



DESCRIPTION OF BUSINESS

Forward-Looking Statements

This Prospectus contains forward-looking statements. To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking.
Forward-looking statements can be identified by the use of words such as ?expects?, ?plans?, ?will?, ?may?, ?anticipates?, ?believes?, ?should?, ?intends?,
?estimates? and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our intellectual property; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified personnel; and other risks detailed from time to time in our filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for the purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications outlined above and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements.


Overview

We were incorporated on April 28, 2011 under the laws of the State of Nevada. We do not have any subsidiaries. Our principal executive offices are located at 1785 E Sahara Ave, Ste 490, Las Vegas,
Nevada 89104.  Our telephone number is (281) 914-
8635.  Our website address is
www.dasglobalcapital.com. Our fiscal year end is December 31.

We are a start-up, development Stage Company. We have only recently begun operations, have no sales or revenues, and therefore rely upon the sale of our securities to fund our operations. We have a going concern uncertainty as of the date of our most recent financial statements.

We are not a blank check company. Rule 419 of Regulation C under the Securities Act of 1933 defines a ?blank check company? as a (i) development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and
(ii) is issuing a penny stock. Accordingly, we do not believe that our company may be classified as a ?blank check company? because we intend to engage in a specific business plan and do not intend to engage in any merger or acquisition with an unidentified company or other entity.

We will generate revenue by selling our realtor services to prospective homebuyers interested in foreclosed residential properties. In some instances, these services will be provided by realtors employed or retained by our company. In other instances, we will refer these services to outside realtors. We will collect a fixed portion of the realtor commissions. In order to promote our realtor services, we will provide prospective homebuyers with comprehensive and easy-to-use information on foreclosed residential properties over the Internet on our website. Potential homebuyers can search our web-based database free of charge, but are required to register in order to save favorite listings and searches and to receive free e-mail updates when new properties become available that match their previous search criteria. Each registered user of our website will receive follow-up e-mails offering him the ability to schedule an appointment with one of our realtors to view properties he has seen on our website and to alert him to new properties that match her previous search criteria.



25



Initially, our focus will be on homebuyers interested in purchasing foreclosed residential properties in Harris, Fort Bend, Galveston and Montgomery Counties in the State of Texas. Depending upon market conditions and market acceptance of our realtor services, we may expand into other counties in the State of Texas.

Our principle business activities will be: promoting, marketing, and selling realtor services to prospective homebuyers interested in foreclosed residential properties; and developing, maintaining, and updating a comprehensive and easy to use web-based database of information on foreclosed residential properties that can be accessed by prospective homebuyers free of charge and can be used by us to promote our realtor services.

We are a company without revenues, we have minimal assets, and have incurred losses since inception. We have only recently begun operations. Since our inception, we have been involved primarily in organizational activities and launching our website. We have built a management team, developed our business plan, reviewed potential markets, researched various products and services which we will offer, reviewed marketing strategies, raised capital, retained experts in law and accounting, purchased access to the data to be initially included in our web-based database, designed and built our website and network infrastructure (including our web-based database), and launched our website.

The following table outlines our business development activities to date:


Milestone Achieved
April 2011
?
Researched names and incorporated
our company.

?
Purchased the domain name for our
website:  www.dasglobalcapital.com.

?
Retained legal counsel.

?
Appointed Darrell A Calloway as our
sole officer and director and issued
Mr. Calloway 5,000,000 shares of our
common stock in exchange for $500 of
services.

?
Researched various products and
services to offer in the foreclosure
market, potential markets, and
marketing strategies.

?
Developed our business plan.
May 2011
?
Retained an accountant.

?
Retained a transfer agent.

?
Retained auditors.
December 2010-
June 2011
?
Raised $60,000 from 35 investors.



26



June 2011
?
Purchased access to the initial set
of data to be included in our web-
based database of information on
foreclosed residential properties.

?
Prepared this Registration
Statement.
July 2011
?
Retained a web developer to develop
and build our website.

?
Retained a third party service
provider to build and maintain our
network infrastructure (including
our web-based database).
August 2011
?
Developed our website and network
infrastructure.

?
Built our web-based database of
information on foreclosed
residential properties.

?
Launched our website.

?
Began registering users of our
website and automatically generating
targeted e-mails to registered users
of our website.

?
Formalized our strategy to attract
potential clients to our website.

Products and Services

Realtor Services

Our sole officer and director is a licensed realtor and will provide realtor services for properties located within a reasonable distance of our offices. For properties not located within a reasonable distance of our offices, we will locate another realtor for the homebuyer. We will have executed a blanket agreement with each realtor, prior to introducing our client to the realtor. We will charge all realtors (including our sole officer and director) a fixed percentage of the commission collected by the realtor on the transaction, estimated at this time to be 25% of the commission collected by the realtor. If a transaction is not consummated, no fee is due and payable.

Initially, our focus will be on homebuyers interested in purchasing foreclosed residential properties in Harris, Fort Bend, Galveston and Montgomery Counties in the State of Texas. Depending upon market conditions and market acceptance of our realtor services, we may expand into other counties in the State of Texas.

Website and Web-based Database

We will launched our website, www.dasglobalcapital.com, in October 2011. An outside web designer designed and built our website and a third party service provider built and will maintain our network infrastructure
(including our web-based database).

We have built and developed, and intend to maintain and continually update, a comprehensive and easy-to-use web-based database of information on foreclosed residential properties. Initially, our intention is to use our website and web-based database only as a means to promote our realtor services to potential homebuyers interested in foreclosed residential properties. Depending upon market conditions, we may later sell advertising space on our website, but there are no plans to do so at this time.



27



Homebuyers can access our database through our website free of charge. Currently our database only contains information on residential properties in Harris, Fort
Bend , Galveston and Montgomery Counties in the State of Texas. The information included in our database comes from data providers who have compiled the information from multiple sources, including governmental databases. We have formal agreements in with data providers to provide the information that will be initially included in our database, including agreements with Houston Association of Realtors. We obtain data from most data providers at nominal costs. For example, we pay Houston Association of Realtors $300 every quarter. If we were not able to obtain data directly from other data providers, we would have to obtain the information directly from the multiple original data sources, which would significantly increase the time and expense required to convert the information into the format we use for our database.

In order to save searched properties, homebuyers are required to register on our website. The registration process enables our system to capture each registered user?s e-mail address. We utilize a web site tracking tool built to analyze website statistics and monitor registered users on our website. This tool will enable us to track the properties viewed by registered users. Using this information, we can send customized e-mails to each registered user based upon the areas he is considering purchasing in and the price range of the properties being considered. These customized e-mails will also offer the registered user the ability to schedule an appointment to view properties with one of our realtors. If a registered user purchases a property using our realtor services, we will collect a fixed percentage of the commission collected by our realtor on the transaction.

Target Markets and Marketing Strategy

We believe that our primary target market will consist of homebuyers interested in foreclosed residential properties. Initially, our focus will be on homebuyers interested in purchasing foreclosed residential properties in Harris, Fort Bend, Galveston and Montgomery Counties in the State of Texas. Depending upon market conditions and market acceptance of our realtor services, we may expand into other counties in the State of Texas. We anticipate that we will market and promote our realtor services on the Internet. Our intention is to use our website and web-based database as a means to promote our realtor services to potential homebuyers interested in foreclosed residential properties. Our marketing strategy is to promote our web-based database and realtor services and attract individuals to our website. Our marketing initiatives are merely proposals and, thus, have not yet been commenced. We anticipate that our marketing initiatives will include:

???
utilizing viral marketing, the practice of getting consumers to refer friends to the site through e-mail or word of mouth. Foreclosure
Solutions will aggressively trigger viral marketing through strategic campaigns which may include posting on blogs and online communities such as Yahoo!? Groups, contests, implementation of features on our website which encourage users to generate an email to a friend, or give-aways tied to a viral process. Other viral techniques under consideration include creating short videos that people can view on our website or on amateur websites such as YouTube.com and e-mail to others to watch, and branded interactive online applications on our website.

???
developing a search engine optimization or ?SEO?
campaign. SEO is the process of improving the volume and quality of traffic to a web site from search engines via ?natural? (?organic? or ?algorithmic?) search results. Usually, the earlier a site is presented in the search results, or the higher it ?ranks?", the more searchers will visit that site.

???
developing a search engine marketing or ?SEM?
campaign. SEM is the process of marketing a website via search engines, by purchasing sponsored placement in search results. For example, a user might go to Google and put in the term ?foreclosed? ? our strategic purchasing of these keyword search terms will cause our ad to come up. It might read ?Find information of foreclosed properties at www.foreclosurecat.com?
and when clicked, it will take the user to our site.



28



???
utilize direct e-mail marketing firms who specialize in our target market via subscriber based lists with detailed criteria obtained by third party research groups.

???
entering into affiliate marketing relationships with website providers to increase our access to Internet consumers. Affiliate marketing means that we would place a link to our website or a banner advertisement on the websites of other companies in exchange for placing their link or banner advertisement on our website. Such marketing increases access to users, because the users of other websites may visit our website as a result of those links or banner advertisements.

We expect to rely on SEO, SEM, direct e-mail and affiliate marketing as our primary marketing strategies, with viral marketing as a secondary marketing strategy.

Growth Strategy

Our objectives are to become a recognized Internet provider of comprehensive and easy-to-use information on foreclosed residential properties for homebuyers, and to become a recognized provider of realtor services to buyers and sellers of foreclosed properties.

Our strategy is to provide our customers with powerful and intuitive search tools designed to make information in our database easily accessible and valuable to our users and exceptional realtor services. As noted above, however, our marketing proposals are, at this point, merely proposals and have not yet been commenced.

Key elements of our strategy include plans to:

???
continue to expand and improve our website;

???
increase the number of Internet users to our website through viral marketing, SEO, SEM, direct e-mail and affiliate marketing campaigns;
and

???
continue to reach out to each of our website through targeted e-mails based on the properties viewed by the user.

Competition

Our largest national competitors in the realtor services industry include franchisees of Century 21, Prudential, GMAC Real Estate, and RE/MAX. All of these companies may have greater financial resources than we do, including greater marketing and technology budgets. We also compete with smaller regional and local realtor companies and independent realtors. Realtors compete for business primarily on the basis of services offered, reputation, personal contacts, and realtor commission. In some instances, our realtor services will be provided by a realtor employed or retained by Foreclosure Solutions. In other instances, we will refer these services to outside realtors for a fixed fee of the realtor commissions. We may have to reduce the fees we charge our realtors to be competitive with those charged by competitors, which may accelerate if market conditions deteriorate. If competition results in lower average realtor commission rates or lower sales volume by our realtors, our revenues will be affected adversely.



29



Intellectual Property

The sources of the information that will be included in our database are data providers who have compiled the information from multiple sources, including governmental databases. While we do not believe our use of information compiled by other data providers infringes upon the intellectual property rights of such data providers or any other third parties, we have not investigated the possibility that our use of the information infringes on such intellectual property rights. We do not intend to take such steps until after we are cash flow positive.

Though we do not believe that our use of the information included in our web-based database will infringe on the intellectual property rights of third parties in any material respect, third parties may still claim infringement by us with respect to our use of such information. Any such claim, with or without merit, could be time-consuming, result in costly litigation, cause product deployment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all, which could have a material adverse effect on our business, results of operations and financial condition.

We own rights to our domain name,
www.dasglobalcapital.com.

Research and Development

We are not currently conducting any research and development activities.

Government Regulation

Our businesses are highly regulated. Our businesses must comply with the requirements governing the licensing and conduct of real estate brokerage and brokerage-related businesses in the jurisdictions in which we do business. These laws and regulations contain general standards for and prohibitions on the conduct of real estate brokers and sales associates, including those relating to licensing of brokers and sales associates, fiduciary and agency duties, administration of trust funds, collection of commissions, advertising and consumer disclosures. Under state law, our real estate brokers have the duty to supervise and are responsible for the conduct of their brokerage business.

We may be subject to litigation claims alleging breaches of fiduciary duties by our licensed brokers and violations of unlawful state laws relating to business practices or consumer disclosures. We cannot predict with certainty the cost of defense or the ultimate outcome of these or other litigation matters filed by or against us, including remedies or awards, and adverse results in any such litigation may harm our business and financial condition.

Our real estate brokerage business must comply with the RESPA. RESPA and comparable state statutes, among other things, restrict payments which real estate brokers, agents and other settlement service providers may receive for the referral of business to other settlement service providers in connection with the closing of real estate transactions. Such laws may to some extent restrict preferred vendor arrangements involving our brokerage business. RESPA and similar state laws require timely disclosure of certain relationships or financial interests that a broker has with providers of real estate settlement services.

There is a risk that we could be adversely affected by current laws, regulations or interpretations or that more restrictive laws, regulations or interpretations will be adopted in the future that could make compliance more difficult or expensive. There is also a risk that a change in current laws could adversely affect our business.



30



In addition, regulatory authorities have relatively broad discretion to grant, renew and revoke licenses and approvals and to implement regulations.
Accordingly, such regulatory authorities could prevent or temporarily suspend us from carrying on some or all of our activities or otherwise penalize us if our practices were found not to comply with the then current regulatory or licensing requirements or any interpretation of such requirements by the regulatory authority. Our failure to comply with any of these requirements or interpretations could have a material adverse effect on our operations.

We are also, to a lesser extent, subject to various other rules and regulations such as:

???
the Gramm-Leach-Bliley Act which governs the disclosure and safeguarding of consumer financial information;

???
various state and federal privacy laws;

???
the USA PATRIOT Act;

???
restrictions on transactions with persons on the Specially Designated Nationals and Blocked
Persons list promulgated by the Office of Foreign Assets Control of the Department of the Treasury;

???
federal and state ?Do Not Call? and ?Do Not Fax?
laws;

???
?controlled business? statutes, which impose limitations on affiliations between providers of title and settlement services, on the one hand, and real estate brokers, mortgage lenders and other real estate providers, on the other hand;
and

???
the Fair Housing Act.

We are subject to federal and state consumer protection laws including laws protecting the privacy of consumer non-public information and regulations prohibiting unfair and deceptive trade practices. In particular, under federal and state financial privacy laws and regulations, we must provide notice to consumers of our policies on sharing non-public information with third parties, must provide advance notice of any changes to our policies and, with limited exceptions, must give consumers the right to prevent sharing of their non-public personal information with unaffiliated third parties. Furthermore, the growth and demand for online commerce could result in more stringent consumer protection laws that impose additional compliance burdens on online companies. These consumer protection laws could result in substantial compliance costs and could interfere with the conduct of our business.

In many states, there is currently great uncertainty whether or how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet and commercial online services. These issues may take years to resolve. In addition, new state tax regulations may subject us to additional state sales and income taxes. New legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the Internet and commercial online services could result in significant additional taxes on our business. These taxes could have an adverse effect on our cash flows and results of operations. Furthermore, there is a possibility that we may be subject to significant fines or other payments for any past failures to comply with these requirements.



31



Employees

As of July 26, 2011, we have no employees other than our sole officer and director. Mr. Calloway devotes her entire working time (approximately 40 hours per week) to our operations and will devote additional time as required.

Our sole officer and director has been a licensed realtor since 2003 and is capable of providing realtor services for clients interested in properties located within a reasonable distance of our offices. For properties not located within a reasonable distance of our offices, we will locate another realtor for the homebuyer using Mr. Calloway?s extensive network of contacts within the real estate industry. We have a blanket referral agreement which will be utilized with each realtor, prior to introducing our client to the realtor. We will charge all realtors (including our sole officer and director) a fixed percentage of the commission collected by the realtor on the transaction, estimated at this time to be 25% of the commission collected by the realtor. If a transaction is not consummated, no fee is due and payable.

We believe our future success depends in large part upon the continued service of our sole officer and director, Darrell A Calloway. We anticipate that we will not hire any additional employees in the next twelve months and will outsource any services Mr.
Calloway is unable to provide to third parties.

Reports to Security Holders

Upon effectiveness of this Registration Statement, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. After the effectiveness of this Registration Statement we will begin filing Quarterly
Reports on Form 10-Q, Annual Reports on Form 10-K and
Current Reports on Form 8-K with the Securities and
Exchange Commission in order to meet our timely and continuous disclosure requirements. We may also file additional documents with the Commission if they become necessary in the course of our company?s operations.

The public may read and copy any materials that we file with the SEC at the SEC?s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-
0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.



DESCRIPTION OF PROPERTY

Our principal executive offices are located at 1785 E
Sahara Ave, Ste 490, Las Vegas, Nevada 89104. This is also the office of our sole officer and director, Darrell A Calloway. Mr. Calloway makes this space available to the company free of charge. There is no written agreement documenting this arrangement. We do not intend at this time to lease any additional office space for a new executive, administrative, and operating office.

We have no policies with respect to investments in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities. We do not presently have nor do we intend to invest in any such investments.




32



LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings, which involve us or any of our products or services.


MARKET FOR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange. We intend to engage a market maker to apply to have our common stock quoted on the OTC Bulletin Board once this Registration Statement has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin
Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

Rule 144

None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the Securities Act of 1933, as amended. The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008, and will apply to securities acquired both before and after that date. Under these amendments, and subject to the special provisions for a ?hell company? as described below, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the periodic reporting requirements of the Securities Exchange Act of 1934 for at least three months before the sale.

Sales under Rule 144 by Affiliates

Subject to the special provisions for a ?hell company?
as described below, Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:



33



???
1% of the number of shares of common stock then outstanding; and

???
the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Sales Under Rule 144 by Non-Affiliates

Under Rule 144, subject to the special provisions for a ?hell company? as described below, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted ordinary shares proposed to be sold for at least six (6) months, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares of common stock without complying with the manner of sale and volume limitation or notice provisions of Rule 144. We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding her, her, or its shares of common stock between 6 months and one year.
After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Special Provisions for ?Hell Companies?

The provisions of Rule 144 providing for the six month holding period are not available for the resale of securities initially issued by a ?hell company? which is defined as an issuer, other than a business combination related hell company, as defined in Rule
405, or an asset-backed issuer, as defined in Item
1101(b) of Regulation AB, that has no or nominal operations; and either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets; or an issuer that has been at any time previously an issuer described in paragraph (i)(1)(i) of Rule
144. Notwithstanding paragraph (i)(1) of Rule 144, if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports, and has filed current ?Form 10 information? with the SEC reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed ?Form 10 information? with the SEC.
The term ?Form 10 information? means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC. In order for Rule 144 to be available, we must have certain information publicly available. We plan to publish information necessary to permit transfer of shares of our common stock in accordance with Rule 144 of the Securities Act, inasmuch as we have filed the registration statement with respect to this prospectus.

Holders

As of September 30, 2011, there were 35 holders of record of our common stock.



34



Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of September 30, 2011, we did not have any equity compensation plans.


MANAGEMENT?S DISCUSSION AND ANALYSIS OF FINANCIAL
POSITION
AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this prospectus. The discussions of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

Forward Looking Statements

This Prospectus contains certain forward-looking statements. All statements other than statements of historical fact are ?forward-looking statements? for purposes of this Prospectus, including any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operation; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; statements of belief; and any statement of assumptions underlying any of the foregoing. Such forward-looking statements are subject to inherent risks and uncertainties and actual results could differ materially from those anticipated by the forward-looking statements.

Plan of Operation

To date, the company has been in a developmental stage. The company?s website is now operational and the next phase or milestone is to begin marketing the company?s website. There are three basic objectives with regard to initial website marketing.

1.
Direct traffic and create awareness with a SEO
(search engine optimization) and SEM (search engine marketing) campaign. This campaign will cost approximately $250.00 per month.
2.
We intend to utilize direct email marketing firms who specialized in our target marker via subscriber based lists with detailed criteria obtained by third party research groups. We anticipate this phase of marketing to cost up to $2,500 for a staggered e-mail blitz marketing campaign.

3.
We also intend to utilize reciprocal banner advertising to generate additional web traffic and brand awareness.

We expect to launch this three-prong approach beginning between October 1 and October 15 of 2011.

Once our initial advertising and marketing phase is underway we intend to reach our next milestone which is the expansion of our realtor base. We intend to use realtors that work strictly on commission and they will be reached via MLS listing services. The company will provide these realtors with prospective buyers once they agree to the company?s agency terms. This realtor expansion process will be managed by Mr.
Calloway who is our broker of record. We do not expect to have additional in house contract expenses in this expansion phase. We expect this phase or milestone to begin in or around November 1, 2011.



35



The final milestone for our first year of operations will initiate on or around October 1, 2011. This phase will include expansion into additional areas of Texas. At this point we would expand our integrated database at a monthly cost of approximately $79.00 for each additional MLS region. In addition to the database expenses we expect to incur $2,500 of initial expenses for membership fees and administrative costs in each region of expansion. Our intended areas of regional MLS expansion in order are Dallas, San
Antonio and Austin. This expansion will be phased and we will not approach a new region until we are firmly establihed in the current region. We expect our expansion cost per region to be approximately $3,000 and we only anticipate establishing operations for the Houston region within the next 12 months.
We project the additional funding for all three milestones for the year 2011 to be approximately
$9,000. We plan to raise these funds through the sale of our equity securities by way of private placements. We currently do not have any arrangements in place to complete any such private placements (nor have we identified any potential investors) and there is no assurance that we will be successful in completing any such private placements on terms acceptable to us. If we are unable to raise sufficient capital to carry out our business plan, we may be forced to cease operations and you may lose your entire investment.

Liquidity and Capital Resources

Period ended September 30, 2010

As of September 30, 2011 we had $30,700 in cash, current assets of $30,700, current liabilities of $8,025 and a working capital surplus of $22,675. As of September 30, 2011 we had total assets of $30,700.

During the period from April 28, 2011 (inception) to
September 30, 2011 we spent net cash of $0 on operating activities and received net cash of $30,700 from financing activities of which $30,600 was generated from the sale of our equity securities and $100 was generated loans from Darrell A Calloway, our sole officer and director. The $100 loan from Mr.
Calloway was repaid during the three month period ended August 31, 2011. Mr. Calloway has also orally agreed that there is no due date for the repayment of funds he has advanced for our benefit and our obligation to Mr. Calloway does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Calloway or the repayment of funds to Mr. Calloway.

During the period from April 28, 2011 (inception) to
September 30, 2011 we experienced a $30,700 net increase in cash.

We estimate that our expenses over the next 12 months
(beginning January 2012) will be approximately $70,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description

Estimated
Expenses
($)

Legal and accounting fees

$
25,000

Marketing and advertising

$
4,000

Product acquisition, testing and
servicing costs

$
6,000

Management and operating costs

$
15,000

Salaries and consulting fees

$
10,000

Fixed asset purchases

$
5,000

General and administrative expenses

$
5,000

Total

$
70,000



36



To the extent we are not able to meet our cash requirements for the next 12 months by generating revenue, we intend to meet such cash requirements through sale of our equity securities by way of private placements. We currently do not have any arrangements in place to complete any such private placements (nor have we identified any potential investors) and there is no assurance that we will be successful in completing any such private placements on terms that will be acceptable to us.

If we are not able to raise the full $70,000 to implement our business plan as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the SEC, which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on product acquisition, testing and servicing costs as well as marketing and advertising of our products. We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

Three Month period ended June 30, 2011

As of August 31, 2011 we had $24,318 in cash, current assets of $24,318, current liabilities of $11,744 and a working capital surplus of $12,574. As of August 31, 2011 we had total assets of $24,318.

During the three month period ended June 30, 2011, we used net cash of $35,782 on operating activities and received net cash of $29,400 from the sale of our equity securities.

During the three month period ended June 30, 2011 we experienced a $6,382 net decrease in cash.

Results of Operations

For the period from inception to September 30, 2011

Lack of Revenues

We have limited operational history. From our inception on April 28, 2011 to September 30, 2010 we did not generate any revenues. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenues in the next 12 months continues to be uncertain.

Expenses

For the period from April 28, 2011 (inception) to
September 30, 2011 our expenses were as follows:

Type of Expense
($)
General and administrative
expenses
$925
Professional fees
$7,000

From our inception on April 28, 2011 to September 30,
2011 we incurred total expenses of $7,925, including
$7,000 in professional fees and $925 in general and administrative expenses. Our professional fees consist of legal, accounting and auditing fees. Our general and administrative expenses consist of bank charges, office maintenance, communication expenses
(cellular, internet, fax, and telephone), courier, postage costs and office supplies.



37



Net Loss

From our inception on April 28, 2011 to September 30,
2011, we incurred a net loss of $8,425.

Three months ended June 30, 2011

Lack of Revenues

We have limited operational history. From our inception on April 28, 2011 to September 30, 2011 we did not generate any revenues. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenues in the next 12 months continues to be uncertain.

Expenses

For the three month period ended June 30, 2011 our expenses were as follows:

Type of Expense
($)
General and administrative
expenses
$16,206
Professional fees
$23,295

For the three month period ended June 30, 2011, we incurred total expenses of $39,501including $23,295 in professional fees and $16,206 in general and administrative expenses. Our professional fees consist of legal, accounting and auditing fees. Our general and administrative expenses consist of bank charges, office maintenance, communication expenses
(cellular, internet, fax, and telephone), courier, postage costs and office supplies.

Net Loss

For the three month period ended June 30, 2011, we incurred a net loss of $39,501.

For the three month period ended June 30, 2011, are expenses were as follows:


Subsequent Events

In May 2011 and June 2011, we issued 980,000 shares of our common stock to 29 investors at $0.03 per share for aggregate cash proceeds of $29,400. On July 5, 2011, we advanced $5,000 Mr. Darrell A Calloway. The advance is non-interest bearing. The purpose of this advance was to reimburse Mr. Calloway for licensing fees that he had previously incurred for the company and to allow Mr. Calloway to receive additional training relative to the foreclosure real estate market. Mr. Calloway has indicated that he intends to repay this advance on or before October 31, 2011.

Going Concern

We have not generated any revenues and are dependent upon obtaining outside financing to carry out our operations. If we are unable to raise equity or secure alternative financing, we may not be able to continue our operations and our business plan may fail. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we will be able to continue as an on-going business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to significantly reduce our spending, delay or cancel planned activities or substantially change our current corporate structure. In such an event, we intend to implement expense reduction plans in a timely manner. However, these actions would have material adverse effects on our business, revenues, operating results and prospects, resulting in the possible failure of our business.



38



If our operations and cash flow improve, our management believes that we can continue to operate. However, we cannot provide any assurance that our management?s actions will result in profitable operations or an improvement in our liquidity situation. The threat of our ability to continue as a going concern will be removed only when our revenues have reached a level that able to sustain our business operations.

Off-Balance Heet Arrangements

We have no significant off-balance heet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Inflation

The effect of inflation on our revenues and operating results as not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 3 of the notes to our financial statements for the period from April 28, 2011
(inception) to September 30, 2011. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Fair Value Measurements

We follow FASB ASC 820, Fair Value Measurements and
Disclosures, for all financial instruments and non-financial instruments accounted for at fair value on a recurring basis. This accounting standard establihed a single definition of fair value and a framework for measuring fair value, sets out a fair value hierarchy to be used to classify the source of information used in fair value measurement and expands disclosures about fair value measurements required under other accounting pronouncements. It does not change existing guidance as to whether or not an instrument is carried at fair value. We define fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, we consider the principal or most advantageous market in which we would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk. We have adopted FASB ASC
825, Financial Instruments, which allows companies to choose to measure eligible financial instruments and certain other items at fair value that are not required to be measured at fair value. We have not elected the fair value option for any eligible financial instruments.



39



Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

Basic and Diluted Net Income (Loss) Per Share

We compute net income (loss) per share in accordance with FASB ASC No. 260, ?Earnings per Share?. FASB ADC
No. 260 requires presentation of both basic and diluted earnings per share (?EPS?) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders
(numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted
EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted
EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. At December
31, 2010 we had no dilutive potential shares outstanding.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had any changes in or disagreements with our independent public accountants since our inception.


DIRECTORS AND EXECUTIVE OFFICERS

Directors and Officers

Our Bylaws state that our authorized number of directors shall be not less than one and shall be set by resolution of our Board of Directors. Our Board of Directors has fixed the number of directors at one, and we currently have one director.

Our current directors and officers are as follows:

Name and Address
Age
Position(s)
Darrell A Calloway
2310 Fountain View
Dr
Houston, Texas
77057
47
President, Chief Executive
Officer, Chief Financial
Officer, Secretary and sole
Director

Our Director will serve in that capacity until our next annual shareholder meeting or until her successor is elected and qualified. Officers hold their positions at the will of our Board of Directors. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.



40



Darrell A Calloway, President, Chief Executive Officer,
Chief Financial Officer, Secretary, and sole director

Darrell A Calloway, has served as our President, Chief
Executive Officer, Chief Financial Officer, Secretary and sole Director since our inception April 28, 2011.

Mr. Calloway is a licensed realtor and holds a Texas
Real Estate Broker?s License. Since 2003, he has worked in all aspects of the real estate industry as an agent, mortgage broker and in her current capacity as a real estate broker, and has an extensive network of contacts with individual and organizations within the real estate industry. From March 2006 to November
2010, Mr. Calloway provided mortgage broker services under the name ?Unique Mortgage? and real estate broker services under the name ?Unique Realty.? Mr.
Calloway no longer provides mortgage broker services and intends to only provide real estate broker services under our name.

Mr. Calloway devotes her entire working time
(approximately 40 hours per week) to our operations and will devote additional time as required.

Other Directorships

None of our directors hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Our sole officer and director or any affiliates of our company have not been previously involved in the management or ownership of have not acted as a promoter or in which they have a controlling interest in any other previous registration statement of companies. Therefore, there are no companies that are viable or dormant and which businesses have been modified and restated from that described in their offering documents, and the sole officer and director have no connection to companies that are still actively reporting with the United States Securities and Exchange Commission.

Board of Directors and Director Nominees

Since our Board of Directors does not include a majority of independent directors, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination. The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which the slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee?s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of her or her name for consideration should be provided at the time of submission. The letter should be accompanied by a r?sum? supporting the nominee?s qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders. Once a candidate has been identified, the Board reviews the individual?s experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.



41



Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The
Board may request additional information from each candidate prior to reaching a determination. The Board is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

Conflicts of Interest

Our director is not obligated to commit her full time and attention to our business and, accordingly, he may encounter a conflict of interest in allocating her time between our operations and those of other businesses. In the course of her other business activities, he may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which he owes a fiduciary duty. As a result, he may have conflicts of interest in determining to which entity a particular business opportunity should be presented. He may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

???
the corporation could financially undertake the opportunity;

???
the opportunity is within the corporation?s line of business; and

???
it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

Our director devotes her entire working time
(approximately 40 hours per week) to our operations and does not currently provide services to any other business.

We have not adopted a code of ethics that applies to our directors, officers and employees. When we do adopt a code of ethics, we will disclose it on Current
Report on Form 8-K.

Significant Employees

As of September 30, 2011 we had no part time or full time employees other than our sole officer and director, Darrell A Calloway. Mr. Calloway currently devotes his entire working time (approximately 40 hours a week) to our operations and will devote additional time as required. We also currently engage independent contractors in the areas of accounting, auditing and legal services.

Legal Proceedings

Darrell A Calloway, our sole officer and director, filed for Chapter 7 bankruptcy, which was discharged in February 2008. Except as otherwise described in the preceding sentence, none of our directors, executive officers, promoters or control persons has been involved in any of the following events during the last 10 years:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;




42



2.
Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding
(excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining her from, or otherwise limiting, the following activities:

i.
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity
Futures Trading Commission, or an
associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.
Engaging in any type of business practice;
or

iii.
Engaging in any activity in connection
with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of ther section, or to be associated with persons engaged in any such activity;

5.
Found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading
Commission to have violated any Federal
commodities law, and the judgment in such civil action or finding by the Commodity Futures
Trading Commission has not been subsequently reversed, suspended or vacated;

7.
The subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.
Any Federal or State securities or
commodities law or regulation; or

ii.
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.
Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or




43



8.
The subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act
(15 U.S.C. 78c(a)(26))), any registered entity
(as defined in Section 1(a)(29) of the Commodity
Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee

We do not currently have (or have plans to form) an audit committee or a committee performing similar functions. The Board of Directors as a whole participates in the review of financial statements and disclosure.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees. When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

EXECUTIVE COMPENSATION

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our sole officer and director.

Summary Compensation Table

The following summary compensation table sets forth the total annual compensation paid or accrued by us to or for the account of our principal executive officer since inception and each other executive officer whose total compensation exceeded $100,000 in either of the last two fiscal years:

Summary Compensation Table (1)

Name and Principal
Position (2)
Year (3)
Salary ($)
Total ($)
Darrell A Calloway
2011
$500 (4)
$500

(1)
We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

(2)
Darrell A Calloway has served as our President, Chief Executive Officer, Chief Financial
Officer, Secretary and Director since our inception on April 28, 2011.

(3)
For the period from April 28, 2011 (inception) to September 30, 2011.




44


(4)
On April 28, 2011, we issued 5,000,000 shares of restricted common stock to Darrell A Calloway, our sole officer and director, in consideration of the services valued at $500, which services included researching names for our company, founding and organizing our company, and securing the rights to the domain name for our website.

Option Grants

We did not grant any options or stock appreciation rights to our named executive officers or directors from our inception on April 28, 2011 to September 30, 2011. As of September 30, 2011 we did not have any stock option plans.

Management Agreements

We have not entered into a formal management agreement with Mr. Calloway.

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception to September 30, 2011. We have no formal plan for compensating our directors for their services in the future in their capacity as directors, although such directors are expected in the future to receive options to purchase shares of our common stock as awarded by our Board of Directors or by any compensation committee that may be establihed.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions. The Board of Directors as a whole participates in the consideration of executive officer and director compensation.

Indemnification

Under our Certificate of Formation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney?s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Texas.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Texas law, we are informed that, in the opinion of the Securities and Exchange
Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.




45



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

The following table sets forth the ownership, as of July 26, 2011, of our common stock by each of our directors and executive officers, by all of our executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of September 30, 2011, there were 7,000,000 shares of our common stock issued and outstanding. All persons named have sole voting and investment control with respect to the shares, except as otherwise noted. The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this registration statement.

Title of
Class
  Name and
Address of
Beneficial Owner
(1)
Amount and
Nature of
Beneficial
Ownership
Percent of
Class (%) (2)
Common
Stock

StDarrell A
Calloway
2310
Fountain
View
Houston,
Texas
77057
5,000,000
71.4%


(1)Mr. Calloway has served as our President, Chief Executive Officer, Chief Financial
Officer, Secretary, and sole director since our inception on April 28, 2011. He is our sole officer and director.


(2)Based on 7,000,000 issued and outstanding shares of our common stock as of September 30, 2011.

Change in Control

As of September 30, 2011 we had no pension plans or compensatory plans or other arrangements which provide compensation in the event of termination of employment or a change in our control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 28, 2011, we issued 5,000,000 shares of restricted common stock to Darrell A Calloway, our sole officer and director, in consideration of services valued at $500, which services included researching names for our company, founding and organizing our company, and securing the rights to the domain name for our website. The shares held by Mr.
Calloway represent 71.4% of our issued and outstanding shares. Mr. Calloway has advanced funds to us for our cash needs. As of September 30, 2011, Mr. Calloway has advanced us $100 for our benefit. Mr. Calloway was repaid during the three month period ended August
31, 2011. There is no due date for the repayment of funds advanced by Mr. Calloway. The obligation to Mr.
Calloway does not bear interest. There is no written agreement evidencing the advancement of funds by Mr.
Calloway or the repayment of the funds to Mr.
Calloway.  The entire transaction was oral.  On July 5,
2011, we advanced $5,000 Mr. Calloway. The advance is non-interest bearing. There is no written agreement evidencing the advancement of funds by us or the repayment of the funds to us. The entire transaction was oral. The purpose of ther advance was to reimburse Mr. Calloway for licensing fees that he had previously incurred for the company and to allow Mr.
Calloway to receive additional training relative to the foreclosure real estate market. Mr. Calloway has indicated that he intends to repay this advance on or before October 31, 2011.

Our executive, administrative and operating offices are located at Mr. Calloway?s office. Mr. Calloway provides space for the company?s operations free of charge. There is not written agreement evidencing this arrangement.



46



Since our inception on April 28, 2011, we have had no other promoters other than Mr. Calloway.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Director Independence

We currently act with one director. We have determined that we do not have a director that would qualify as an ?independent director? as defined by Nasdaq
Marketplace Rule 4200(a)(15).

We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We do not have plans to form a standing audit, compensation or nominating committee. The board of directors of our company does not believe that it is necessary to have a standing audit, compensation or nominating committee because we believe that the functions of such committees can be adequately performed by the board of directors. Additionally, we believe that retaining an independent director who would qualify as an ?audit committee financial expert? would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICTION
FOR SECURITES ACT LIABILITIES

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of her duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Texas laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



47




EXPERTS

Our financial statements for the period from inception on April 28, 2011 to September 30, 2011, included in this prospectus, have been audited by M&K CPAS, PLLC, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

Our financial statements as of September 30, 2011 and for the three month period ended August 31, 2011, included in this prospectus, have been reviewed but not audited by M&K CPAS, PLLC, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.


LEGAL MATTERS

Caravanna Hicks Cloud The Cloud Law Firm LLP, 2651
Little York, Suite 200, Houston, Texas 77088, has acted as our legal counsel.





48










DAS Global Capital Corp.

FINANCIAL STATEMENTS

September 30, 2011










F - 1





DAS Global Capital Corp.
(A Development Stage Company)
Index to Financial Statements

Independent Auditors? Report
F-3


Balance Heet as of December 31, 2010
F-4


Statements of Operations for the period from April
28, 2011 (inception) through September 30, 2011
F-5


Statements of Stockholders? Equity for the period from April 28, 2011 (inception) through September
30, 2011
F-6


Statements of Cash Flows for the period from April
28, 2011 (inception) through September 30, 2011
F-7


Notes to the Financial Statements
F-8






F - 2



REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM




To the Board of Directors
DAS Global Capital Corp


We have audited the accompanying balance sheet of DAS
Global Capital Corp (a development stage company) (the
Company) as of September 30, 2011, and the related statements of operations, stockholders' equity, and cash flows for the period from April 28, 2011
(inception) through September 30, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight
Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.
Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DAS Global Capital Corp. as of September 30, 2011, and the results of its operations and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has not generated any revenues from operations, which raises substantial doubt about its ability to continue as a going concern.
Management's plans regarding these matters also are described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ M&K CPAS, PLLC


Houston, Texas
October 6, 2011



F - 3



DAS Global Capital Corp.
(A Development Stage Company)
Balance Heet
As of September 30, 2011



Assets
Current assets:



   Cash

 $
30,700
Total current assets

 $
30,700




Liabilities and Stockholders? Equity
Current liabilities:



   Payable to stockholder

$
100
   Accrued liabilities


7,925
Total current liabilities


8,025




Commitments and Contingencies (Note
6)







Stockholders' equity:



Preferred stock,  10,000,000 shares
authorized,
       $0.0001 par value, no shares
issued and outstanding


-
Common stock, 190,000,000 shares
authorized,
       $0.0001  par value, 6,020,000
shares issued and outstanding


602
 Additional paid in capital


30,498
 Accumulated deficit


(8,425)
Total stockholders' equity


22,675




Total liabilities and stockholders?
equity

$
30,700





The accompanying notes are an integral part of these financial statements.



F - 4



DAS Global Capital Corp.
(A Development Stage Company)
Statement of Operations
For the Period from April 28, 2011 (Inception)
Through September 30, 2011



Revenues:



Total revenues

$
-






Operating expenses:




   General and administrative


8,425

Total expenses


8,425

Loss from operations


(8,425
)





Other income:




   Other income


-






Net loss

$
(8,425
)





Weighted average shares outstanding

$
5,369,394






Net loss per common share ? basic and
diluted


(.00
)






The accompanying notes are an integral part of these financial statements.



F - 5



DAS Global Capital Corp.
(A Development Stage Company)
Statement of Stockholders' Equity
For the Period from April 28, 2011 (Inception)
Through September 30, 2011












 Additional







 Total




Class A Common
Stock



 Paid in



Accumulated



 Stockholders?




Shares



Amount



Capital



Deficit



 Equity

Stock
issued
to
officer


5,000,000


$
500


$
?


$



$
500






















Stock
sold for
cash


1,020,000



102



30,498



?



30,600






















Net loss


?



?







(8,425
)


(8,425
)





















Balance
at
December
31, 2010


6,020,000


$
602


$
30,498


$
(8,425
)

$
22,675







The accompanying notes are an integral part of these financial statements.

DAS Global Capital Corp.



F - 6



(A Development Stage Company)
Statement of Cash Flows
For the Period from April 28, 2011 (Inception)
Through September 30, 2011



Operating Activities







Net loss

$
(8,425
)





Adjustments to reconcile net loss to net cash provided by operating activities:




   Issuance of common stock for services


500

Change in operating assets and liabilities:




Accrued liabilities


7,925

Net cash provided by operating activities


?






Financing activities




Proceeds from payable to stockholder


100

Proceeds from sale of common stock


30,600

Net cash provided by financing activities


30,700






Net increase in cash


30,700

Cash at beginning of the period


?

Cash at end of the period


$
30,700






Supplemental Disclosures:




Interest Paid

$
?

Income Taxes Paid

$
?







The accompanying notes are an integral part of these financial statements.



F - 7



DAS Global Capital Corp.
(A Development Stage Company)
Notes to Financial Statements



1.
DESCRIPTION OF ORGANIZATION SET-UP AND BUSINESS
ACTIVITIES

DAS Global Capital Corp. (the ?Company?) was incorporated on April 28, 2011, in the state of Nevada, to sell realtor services to prospective homebuyers interested in foreclosed residential properties. The Company collects a fixed percentage of the commission any of its realtors receives on a transaction. As of September 30, 2010, the Company is considered to be a de novo corporation.

2.
BASIS OF PRESENTATION

The accompanying financial statements as of  September
30, 2011, and for the period ended September 30, 2011;
include all transactions occurring during the period from the Company?s incorporation to its fiscal year end. These financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (?U.S.
GAAP?). References to GAAP are done using the Financial Accounting Standards Board (?FASB?)
Accounting Standards Codification TM (?ASC? or
?Codification?) 105, Generally Accepted Accounting
Principles (?ASC 105?).

3.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

For purposes of the statement of cash flows, cash includes demand deposits, time deposits and short-term liquid investments with an original maturity of three months or less when purchased. At September 30, 2011 the Company had no such investments included in cash. The Company maintains deposits in one financial institution. At September 30, 2011, the Federal
Deposit Insurance Corporation (FDIC) provides unlimited insurance coverage of noninterest-bearing transaction accounts and coverage of up to $250,000 for interest bearing accounts per depositor per bank. At September 30, 2011, none of the Company?s cash was in excess of federally insured limits. The
Company has not experienced any losses in such accounts and does not believe that the Company is exposed to significant risks from excess deposits.

Development Stage Company

The Company complies with ASC 915 Development Stage
Entities and the Securities and Exchange Commission
Exchange Act 7 for its characterization of the Company as development stage.



F - 8



DAS Global Capital Corp.
(A Development Stage Company)
Notes to Financial Statements (continued)

Fair Value of Financial Instruments

Financial instruments, including cash and accrued expenses are carried at cost which reasonably approximates their fair value due to the short-term nature of these amounts or due to variable rates of interest which are consistent with market rates. No adjustments have been made in the current period.

Revenue Recognition

The Company recognizes revenue when the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the sales price is fixed or determinable, and collect ability is reasonably assured. The Company?s standard sales agreements generally do not include customer acceptance provisions. However, if there is a customer acceptance provision or there is uncertainty about customer acceptance, the associated revenue is deferred until the Company has evidence of customer acceptance.

Revenue for the fixed percentage of the commission any of the Company?s realtors receives on a transaction is recognized upon the completion of the transaction.

Basic and Diluted Net Loss per Common Share

Basic and diluted net loss per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. The per share amounts include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the anti dilutive nature of potential common stock equivalents.

Stock Based Compensation

The Company accounts for stock-based employee compensation arrangements using the fair value method in accordance with the provisions of ASC Topic 718, Compensation ? Stock Compensation (?ASC 718?).

The Company did not grant any stock options or warrants during the period ended September 30, 2011.

Recent Accounting Pronouncements

DAS Global Capital Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

Income Taxes

The Company accounts for income taxes under ASC Topic
740, Income Taxes (?ASC 740?). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.



F - 9



DAS Global Capital Corp.
(A Development Stage Company)
Notes to Financial Statements (continued)


4.
GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has not begun operations and has not generated any revenues to date. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management intends to finance operations through equity funding of continued subsequent stock offerings during 2011.

5.
   COMMON STOCK

DAS Global Capital Corp. issued 5,000,000 shares of common stock (founders? shares) on April 28, 2011 for $500, which was estimated to be the fair market value, and 1,020,000 shares of common stock on September 28, 2011 to shareholders of the Company. There are no outstanding options or warrants for the Company?s stock.

6.
COMMITMENTS AND CONTINGENCIES

As of September 30, 2011, the Company had the following commitments and contingencies:

ACCRUED LIABILITIES







Audit

$
7,000

Organizational set-up expenses


925

  Total accrued liabilities

$
7,925


The Company is a newly-formed company and has no outstanding accounts payable.

7.
INCOME TAXES

There was no material current or deferred income tax expense or benefits for the period ended September 30, 2011.

8.
RELATED PARTY TRANSACTIONS

The Company did not receive any investments from related parties as of September 30, 2011. There was an advance to the Company from an officer and stockholder of $100, as of September 30, 2011.

9.
SUBSEQUENT EVENTS

The Company issued 554,000 shares of common stock on May 4, 2011 for $16,620, 134,000 shares of common stock on May 6, 2011 for $4,020, 10,000 shares of common stock on May 11, 2011 for $300, 97,000 shares of common stock on May 14, 2011 for $2,910, 10,000 shares of common stock on May 20, 2011 for $300, 10,000 shares of common stock on May 26, 2011 for $300, 155,000 shares of common stock on June 3, 2011 for $4,650, and 10,000 shares of common stock on June 9, 2011 for $300.

On July 5, 2011, a shareholder received an advance of $5,000.



F - 10











DAS Global Capital Corp.

FINANCIAL STATEMENTS

June 30, 2011 and September 30, 2011


















F - 11



Foreclosure Solutions, Inc.
(A Development Stage Company)
Index to Financial Statements

Report of Independent Registered Public Accounting
Firm
F-
13


Balance Heet as of June 30, 2011 and September 30,
2011
F-
14


Statements of Operations for the three month
period ended June 30, 2011 and for the period from
April 28, 2011 (inception) through June 30, 2011
F-
15


Statements of Stockholders? Equity for the period
from December 6, 2010 (inception) through June 30,
2011
F-
16


Statements of Cash Flows for the three month
period ended June 30, 2011 and for the period from
December 6, 2010 (inception) through June 30, 2011
F-
17


Notes to the Financial Statements
F-
18




F - 12



REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM



To the Board of Directors and Shareholders of DAS Global Capital Corp.

We have reviewed the accompanying balance heet of Foreclosure Solutions, Inc. (a development stage company) (the ?Company?) as of June 30, 2011 and the related statements of operations, stockholders? equity and cash flows for the three months then ended. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards of the Public Company Accounting Oversight Board
(United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company
Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole.
Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the interim financial statements for them to be in conformity with accounting principles generally accepted in the United
States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight
Board (United States), the balance sheet of DAS Global
Capital Corp as of September 30, 2011, and the related statements of operations, stockholders? equity and cash flows for the period from April 28, 2011
(inception) through September 30, 2011; and in our report dated May 25, 2011, we included an explanatory paragraph as discussed in Note 4 of those financial statements indicating that the Company has not generated any revenues from operations which raised substantial doubt about the Company?s ability to continue as a going-concern. As indicated in Note 4 of the Company?s unaudited interim financial statements as of June 30, 2011 and for the three months then ended, the Company still has not generated revenues from operations. The accompanying interim financial information does not include any adjustments that might result from the outcome of this uncertainty. In our opinion, the information set forth in the accompanying balance sheet as of September 30, 2011, is fairly stated, in all material respects.


/s/ M&K CPAS, P.L.L.C.

Houston, Texas
October 12, 2011



F - 13



DAS Global Capital Corp.
(A Development Stage Company)
Balance Heet
As of June 30, 2011 and September 30, 2011





June 30,
2011


September
30, 2011



(Unaudited)


(Audited)

Assets

Current assets:






   Cash

$
24,318


$
30,700

Total current assets


24,318


$
30,700










Liabilities and Stockholders? Equity

Current liabilities:








   Accounts Payable

$
11,744


$
-

   Payable to stockholder


-



100

   Accrued liabilities


-



7,925

Total current liabilities


11,744



8,025










Commitments and Contingencies
(Note 6)

















Stockholders? equity:





Preferred stock,  10,000,000
shares authorized,
    $0.0001 par value, no
shares issued and
outstanding


-



-

Common stock, 190,000,000
shares authorized,
    $0.0001  par value,
7,000,000 and 6,020,000
shares issued and
outstanding, respectively


700



602

 Additional paid in capital


59,800



30,498

 Accumulated deficit


(47,926
)


(8,425
)
Total stockholders' equity

$
12,574



22,675










Total liabilities and
stockholders? equity

$
24,318


$
30,700















The accompanying notes are an integral part of these financial statements.



F - 14



DAS Global Capital Corp.
(A Development Stage Company)
Statement of Operations
For the Three Months ended June  30, 2011
And For the Period from April 28, 2011 (Inception)
Through June 30, 2011
(Unaudited)





Three
Months
Ended
June 30,
2011


April 28,
2011
(Inception)
through
September
30, 2011

Revenues:






Total revenues

$
-


$
-










Operating expenses:








   General and administrative


39,501



47,926

Total expenses


39,501



47,926

Loss from operations


(39,501
)


(47,926
)









Other income:








   Other income


-



-










Net loss

$
(39,501
)

$
(47,926
)









Weighted average shares
outstanding


6,888,022














Net loss per common share ?
basic and diluted

$
(.01
)









The accompanying notes are an integral part of these financial statements.



F - 15



DAS Global Capital Corp.
(A Development Stage Company)
Statement of Stockholders' Equity
For the Period from April 28, 2011 (Inception)
Through June 30, 2011












 Additional







 Total




Class A Common
Stock



 Paid in



Accumulated



 Stockholders'




Shares



Amount



Capital



Deficit



 Equity

Balance at
December 9,
2010
(inception)


-


$
-


$
-


$
-


$
-






















Common
stock
issued to
officer


5,000,000



500



-



-



500

Common
stock
issued for
cash


1,020,000



102



30,498



-



30,600

Net loss


-



-



-



(8,425
)


(8,425
)
Balance at
December
31, 2010


6,020,000



602



30,498



(8,425
)


22,675






















Common
stock
issued for
cash


980,000



98



29,302



-



29,400

Net loss


-



-



-



(39,501
)


(39,501
)





















Balance at
March 31,
2011


7,000,000


$
700


$
59,800


$
(47,926
)

$
12,574






The accompanying notes are an integral part of these financial statements.



F - 16



DAS Global Capital Corp.
(A Development Stage Company)
Statement of Cash Flows
For the Three Month Period ended June 30, 2011
And For the Period from April 28, 2011 (Inception)
Through September 30, 2011













June 30,
2011


April 28,
2011
(Inception)
through
September
30, 2011

Operating Activities













Net loss

$
(39,501
)

$
(47,926
)









Adjustments to reconcile net
loss to net cash provided by
operating activities:








   Issuance of common stock for
services


-



500

Change in operating assets and
liabilities:








       Accounts Payable


11,744



11,744

Accrued liabilities


(7,925
)


-

Net cash provided by operating
activities


(35,682
)


(35,682
)









Financing activities








Proceeds from payable to
stockholder


-



100

Repayment to shareholder


(100
)


(100
)
Proceeds from sale of common
stock


29,400



60,000

Net cash provided by financing
activities


29,300



60,000










Net increase in cash


(6,382
)


24,318

Cash at beginning of the period


30,700



?

Cash at end of the period



24,318


$
24,318










Supplemental Disclosures:








Interest Paid

$
-


$
?

Income Taxes Paid

$
 -


$
-




The accompanying notes are an integral part of these financial statements.

DAS Global Capital Corp.
(A Development Stage Company)
Notes to Unaudited Financial Statements



1.
 DESCRIPTION OF ORGANIZATION SET-UP AND BUSINESS
ACTIVITIES

DAS Global Capital Corp. (the ?Company?) was incorporated on April 28, 2011, in the state of Nevada, to sell realtor services to prospective homebuyers interested in foreclosed residential properties. The
Company collects a fixed percentage of the commission any of its realtors receives on a transaction. As of September 30, 2011, the Company is considered to be a de novo corporation.

2.
BASIS OF PRESENTATION

The accompanying financial statements as of September
30, 2011, and for the three month period ended June 30, 2011; include all transactions occurring during the period from the Company?s incorporation to its fiscal year end. These financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America
(?U.S. GAAP?). References to GAAP are done using the Financial Accounting Standards Board (?FASB?)
Accounting Standards Codification TM (?ASC? or
?Codification?) 105, Generally Accepted Accounting
Principles (?ASC 105?).

3.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

For purposes of the statement of cash flows, cash includes demand deposits, time deposits and short-term liquid investments with an original maturity of three months or less when purchased. At June 30, 2011 the Company had no such investments included in cash. The
Company maintains deposits in one financial institution. At September 30, 2011, the Federal
Deposit Insurance Corporation (FDIC) provides unlimited insurance coverage of noninterest-bearing transaction accounts and coverage of up to $250,000 for interest bearing accounts per depositor per bank. At September 30, 2011, none of the Company?s cash was in excess of federally insured limits. The
Company has not experienced any losses in such accounts and does not believe that the Company is exposed to significant risks from excess deposits.

Development Stage Company

The Company complies with ASC 915 Development Stage
Entities and the Securities and Exchange Commission
Exchange Act 7 for its characterization of the Company as development stage.

DAS Global Capital Corp.
(A Development Stage Company)
Notes to Unaudited Financial Statements (continued)

Fair Value of Financial Instruments

Financial instruments, including cash and current liabilities are carried at cost which reasonably approximates their fair value due to the short-term nature of these amounts or due to variable rates of interest which are consistent with market rates. No adjustments have been made in the current period.

Revenue Recognition

The Company recognizes revenue when the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the sales price is fixed or determinable, and collect ability is reasonably assured. The Company?s standard sales agreements generally do not include customer acceptance provisions. However, if there is a customer acceptance provision or there is uncertainty about customer acceptance, the associated revenue is deferred until the Company has evidence of customer acceptance.

Revenue for the fixed percentage of the commission any of the Company?s realtors receives on a transaction is recognized upon the completion of the transaction.

Basic and Diluted Net Loss per Common Share

Basic and diluted net loss per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. The per share amounts include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the anti dilutive nature of potential common stock equivalents.

Stock Based Compensation

The Company accounts for stock-based employee compensation arrangements using the fair value method in accordance with the provisions of ASC Topic 718, Compensation ? Stock Compensation (?ASC 718?).

The Company did not grant any stock options or warrants during the three month period ended June 30, 2011.

Recent Accounting Pronouncements

DAS Global Capital Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

Income Taxes

The Company accounts for income taxes under ASC Topic
740, Income Taxes (?ASC 740?). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

DAS Global Capital Corp.
(A Development Stage Company)
Notes to Unaudited Financial Statements (continued)


4.
GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has not begun operations and has not generated any revenues to date. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management intends to finance operations through equity funding of continued subsequent stock offerings during 2011.

5.
   COMMON STOCK

Common stock shares outstanding at June 30, 2011 and September 30, 2011 was 7,000,000 and 6,020,000
(founder?s shares), respectively. These were issued for cash proceeds of $60,000 and have an estimated fair value of $700 and $602, respectively. There are no outstanding options or warrants for the Company?s stock. Common stock issuances for the three months ended June 30, 2011 were as follows:

554,000 shares issued of common stock on May 4, 2011
134,000 shares of common stock on May 6, 2011
10,000 shares of common stock on May 11, 2011
97,000 shares of common stock on May 14, 2011
10,000 shares of common stock on May 20, 2011
10,000 shares of common stock on May 26, 2011
155,000 shares of common stock on June 3, 2011
10,000 shares of common stock on June 9, 2011

6.
COMMITMENTS AND CONTINGENCIES

As of September 30, 2011, the Company had the following payables of $11,743.

7.
INCOME TAXES

There was no material current or deferred income tax expense or benefits for the period ended September 30, 2011.

8.
RELATED PARTY TRANSACTIONS

There was an advance to the Company from an officer and stockholder of $100, as of September 30, 2011.
This advance was repaid during the three month period ended June 30, 2011.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the effective date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, are required to deliver a prospectus. This is in addition to the dealers? obligation to deliver a prospectus when acting as underwriters and with respect the their unsold allotments or subscriptions.









PART II?INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:


Commission filing
fee
$         6.97


Legal fees and
expenses
$  8,000.00


Accounting fees and
expenses
$  2,000.00


Printing and
marketing expenses
$     500.00


Audit/Administrative
Fees and Expenses
$  7,500.00


Miscellaneous
$     500.00


TOTAL
$18,503.35


ITEM 14.INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of her duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the
?Securities Act?), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission (the
?Commission?), such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15.RECENT SALES OF UNREGISTERED SECURITIES.

On April 28, 2011, DAS Global Capital sold 5,000,000 restricted shares of common stock to Darrell A
Calloway for services valued at $500, which services included researching names for our company, founding and organizing our company, and securing the rights to the domain name for our website. DAS Global Capital relied in Section 4(2) of the Securities Act as its exemption from registration when it issued the shares of common stock to Mr. Calloway. Mr. Calloway agreed to hold the shares for investment purposes only and to transfer such shares only in a registered offering or in reliance upon an exemption therefrom.

In April 2011, May 2011 and June 2011, we issued
2,000,000 shares of our common stock to 35 investors at a price of $0.03 per share in exchange for aggregate cash proceeds of $60,000, as described more fully below:

???
on April 29, 2011, we issued 1,020,000 shares of our common stock to six investors at a price of $0.03 per share in exchange for aggregate cash proceeds of $30,600;







???
on May 4, 2011, we issued 554,000 shares of our common stock to three investors at $0.03 per share for aggregate cash proceeds of $16,620;

???
on May 6, 2011, we issued 134,000 shares of our common stock to one investor at $0.03 per share for cash proceeds of $4,020;

???
on May 11, 2011, we issued 10,000 shares of our common stock to one investor at $0.03 per share for cash proceeds of $300;

???
on May 14, 2011, we issued 97,000 shares of our common stock to four investors at $0.03 per share for aggregate cash proceeds of $2,910;

???
on May 20, 2011, we issued 10,000 shares of our common stock to one investor at $0.03 per share for cash proceeds of $300;

???
on May 26, 2011, we issued 10,000 shares of our common stock to one investor at $0.03 per share for cash proceeds of $300;

???
on June 3, 2011, we issued 155,000 shares of our common stock to 16 investors at $0.03 per share for aggregate cash proceeds of $4,650; and

???
on June 9, 2011, we issued 10,000 shares of our common stock to two investors at a price of $0.03 per share in exchange for aggregate cash proceeds of $300.

1,835,000 of these shares (the shares issued on May 29, 2011, May 4, 2011, May 6, 2011, May 11, 2011, May 14,
2011, May 20, 2011, and May 26, 2011) were issued
pursuant to an exemption from registration requirements of the Securities Act provided by Section
506 of Regulation D of the Securities Act, such exemption being available based on the company not using general solicitation or advertising to market the shares and information obtained from the investors to the private placement, including that all of the investors were ?accredited investors,? as that term is defined in Regulation D under the Securities Act.

The remaining 165,000 of these shares (the shares issued on June 3, 2011 and June 9, 2011) were issued in reliance upon an exemption from registration pursuant to Regulation S under the Securities Act of 1933 (the ?Securities Act?). Our reliance upon Rule
903 of Regulation S was based on the fact that the sales of the securities were completed in an ?offshore transaction?, as defined in Rule 902(h) of Regulation
S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each investor was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

ITEM 16.EXHIBITS.

Exhibit No. Description

3.1
Certificate of Formation of DAS Global Capital
Corp (1)
3.2
Bylaws of DAS Global Capital Corp (1)














23.1
Consent of M&K CPAS, PLLC.
23.2
Consent of The Cloud Law Firm LLP.














ITEM 17.UNDERTAKINGS.

The registrant hereby undertakes:

1.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by
section 10(a)(3) of the securities act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the ?Calculation of Registration Fee? table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the prospectus or any material change to such information in the registration statement;

2.That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;







(ii)
Any free writing prospectus relating to
the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)
The portion of any other free writing
prospectus relating to the offering
containing material information about the registrant or its securities provided by or on behalf of the registrant; and



(iv)
Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule
430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.







SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas on October 12, 2011.




DAS GLOBAL CAPITAL CORP.






By:
/s/ DARRELL A CALLOWAY



Darrell A Calloway



President, Secretary, Treasurer, and Director


In accordance with the requirements of the Securities
Act of 1933, this registration statement has been signed by the following persons in the capacities stated on July 26, 2011:

Signature

Title


/s/ DARRELL A CALLOWAY
Darrell A Calloway
President, Secretary,
Treasurer, and Director
(Principal Executive
Officer,
Principal Financial
Officer, and Principal
Accounting Officer)